                                                                 EXHIBIT 10.8

                                                                CONFORMED COPY

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                            INCORPORACAO AGREEMENT

                                  dated as of

                                 March 3, 2004

                                     among

                  COMPANHIA DE BEBIDAS DAS AMERICAS - AMBEV,

                                INTERBREW S.A.,

                      LABATT BREWING CANADA HOLDING LTD.

                                      and

                        LABATT BREWING COMPANY LIMITED

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                               TABLE OF CONTENTS

                                   ARTICLE I

                               The Incorporacao

SECTION 1.05.    Provisions relating to the Femsa Cerveza Interest and

                 Labatt USA....................................................5

                                  ARTICLE II

     Representations and Warranties Relating to AmBev and the AmBev Shares

                                  ARTICLE III

            Representations and Warranties of Interbrew and Mergeco

SECTION 3.01.    Organization, Standing and Power.............................12

SECTION 3.02.    Capital Stock of Mergeco; Capital Stock of Labatt Holdco;

                                                                            ii

                                  ARTICLE IV

               Representations and Warranties Relating to Labatt

                                   ARTICLE V

                                   Covenants

SECTION 5.01.    Covenants Relating to Conduct of Business of AmBev,

                                                                            iii

                                  ARTICLE VI

                             Conditions Precedent

                                  ARTICLE VII

                       Termination, Amendment and Waiver

                                 ARTICLE VIII

                                Indemnification

                                  ARTICLE IX

                              General Provisions

SECTION 9.05.    Interpretation; Exhibits; Disclosure Schedules and

                                                                            iv

SECTION 9.10.    Governing Law................................................66

EXHIBITS

Exhibit 1.01(b)(i)(A)         Form of Protocol of Incorporacao

Exhibit 1.01(b)(i)(B)         Form of Proposta

                         INCORPORACAO AGREEMENT (this "Agreement") dated as of

                    March 3, 2004, among COMPANHIA DE BEBIDAS DAS AMERICAS -

                    AMBEV, a corporation organized under the laws of the

                    Federative Republic of Brazil ("AmBev"), INTERBREW S.A., a

                    public limited liability company organized under the laws

                    of Kingdom of Belgium ("Interbrew"), LABATT BREWING CANADA

                    HOLDING LTD., a company organized under the laws of the

                    Bahamas and a wholly owned subsidiary of Interbrew

                    ("Mergeco"), and LABATT BREWING COMPANY LIMITED, a

                    corporation organized under the federal laws of Canada

                    ("Labatt").

          WHEREAS Interbrew and certain other parties have entered into a

Contribution and Subscription Agreement (the "Contribution and Subscription

Agreement") dated the date hereof;

          WHEREAS the Board of Directors of Interbrew, the Board of Directors

of Mergeco, the Board of Directors of Labatt and the Board of Directors of

AmBev have approved this Agreement and the transactions contemplated hereby,

including the Incorporacao, upon the terms and subject to the conditions set forth herein, and have determined that the Incorporacao is in the best interests of each of their respective companies; and

          WHEREAS certain terms used in this Agreement are defined in Section

9.05(b), and all other capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Contribution and Subscription

Agreement.

          Accordingly, the parties hereby agree as follows:

                                   ARTICLE I

                               The Incorporacao

          SECTION 1.01. The Incorporacao. (a) (i) On the terms and subject to the conditions of this Agreement and in accordance with Brazilian Corporate

Law and the Protocol of Incorporacao, at the Effective Time, Mergeco shall be merged into AmBev by means of an Incorporacao as defined in Article 227 of

Brazilian Corporate Law (the "Incorporacao"), whereupon AmBev shall continue as the surviving corporation and the corporate existence of Mergeco shall cease. From and after the Effective Time, the Incorporacao shall have the effects provided under Brazilian Corporate Law and the Protocol of

Incorporacao, and AmBev shall, as the surviving corporation of the

Incorporacao, possess all the rights, powers, privileges and franchises, and be subject and successor to all of the obligations, liabilities and restrictions of Mergeco.

          (ii) Subject to the provisions of this Agreement, Interbrew, Mergeco and AmBev shall cause the Incorporacao to be consummated by preparing the

     Protocol of Incorporacao (which shall be executed by the executive officers of

                                                                             2

     AmBev and the executive officers of Mergeco), the Proposta and other necessary or advisable documents complying with Brazilian

     Corporate Law and submitting such documents, as may be necessary or advisable, to the approval of the respective shareholders of AmBev and of

     Mergeco. The Incorporacao shall become effective at such time as the

     Incorporacao is approved at the Second Extraordinary Shareholders Meeting

     (the time the Incorporacao becomes effective being referred to herein as the "Effective Time"). At the Effective Time, by virtue of the

     Incorporacao, the shareholders of Mergeco shall receive 9,532,468,614 newly issued common shares of AmBev (the "AmBev Common Shares") and

     13,812,648,539 newly issued preferred shares of AmBev (the "AmBev

     Preferred Shares" and such AmBev Common Shares and AmBev Preferred

     Shares, as may be adjusted pursuant to Section 1.05, the "AmBev Shares"),

     which will be subscribed to by the executive officers of Mergeco, on behalf of the shareholders of Mergeco, and be deemed to be paid with

     Mergeco's net worth. For purposes of the Incorporacao and in connection with the issuance of the AmBev Shares, Mergeco's net worth as of the

     Reference Date shall be valued assuming that Mergeco owns the Labatt

     Holdco Shares and Labatt Holdco owns the Labatt Shares as of the

     Reference Date, and the AmBev Shares shall be issued pursuant to a ratio approved by the respective shareholders of AmBev and of Mergeco based on the Economic Valuation Report. The reference date (the "Reference Date")

     for the Net Worth Appraisal shall be a date proposed by the Board of

     Directors of AmBev and the Board of Directors of Mergeco and approved by shareholders of AmBev and Mergeco pursuant to the Brazil Merger

     Documentation.

          (b) Transactions related to the Consummation of the Incorporacao.

For purposes of consummating the Incorporacao, prior to the Closing:

          (i) the executive officers and the Board of Directors of Mergeco and the executive officers and the Board of Directors of AmBev shall cause to be prepared and execute (A) a protocol concerning the Incorporacao (the

     "Protocol of Incorporacao") pursuant to Brazilian Corporate Law,

     substantially in the form of Exhibit 1.01(b)(i)(A), and (B) a proposal and justification regarding the Incorporacao (the "Proposta" and,

     together with the Protocol of Incorporacao, the "Brazil Merger

     Documentation") pursuant to Brazilian Corporate Law, substantially in the form of Exhibit 1.01(b)(i)(B);

          (ii) Interbrew shall cause Interbrew International B.V. ("IIBV"), a corporation organized under the laws of the Netherlands, a direct or indirect wholly owned subsidiary of Interbrew and the sole holder of all the issued and outstanding capital stock of Mergeco (the "Mergeco

     Shares"), to (A) approve the Incorporacao pursuant to Bahamas Corporate

     Law and (B) authorize the executive officers of Mergeco to take all actions necessary or advisable in connection with the Incorporacao,

     including the subscription to the AmBev Shares in connection with the

     Incorporacao;

                                                                             3

          (iii) AmBev shall cause to be prepared and delivered to the Board of

     Directors of AmBev and Interbrew (A) prior to the date hereof, a valuation report (the "Economic Valuation Report") based on which the executive officers and the Board of Directors of AmBev shall propose the exchange ratio between the Mergeco Shares and the AmBev Shares and (B)

     prior to the Second Extraordinary Shareholders Meeting, an appraisal report (the "Net Worth Appraisal") pursuant to Article 226 of Brazilian

     Corporate Law relating to the net worth of Mergeco;

          (iv) an extraordinary meeting of the shareholders of AmBev (the

     "First Extraordinary Shareholders Meeting") shall be held at the earliest date permitted by Applicable Law and the by-laws of AmBev for the purpose of (A) approving the Brazil Merger Documentation, including the Exchange

     Ratio and (B) appointing APSIS Consultoria Empresarial S/C Ltda., or another appraiser reasonably satisfactory to AmBev, for the preparation of the Net Worth Appraisal and approving any fees payable to such appraiser;

          (v) Interbrew and Mergeco shall, and shall cause Labatt to, prepare an audited pro forma balance sheet and audited statements of earnings,

     deficit and cash flows of Mergeco, dated as of and for the year ended the

     Reference Date, reconciled to Brazilian GAAP, in accordance with

     Brazilian Corporate Law and Brazilian securities laws and regulations,

     which will be relied on for purposes of the Net Worth Appraisal and for presentation to the Second Extraordinary Shareholders Meeting;

          (vi) AmBev shall prepare the disclosure material in connection with the Incorporacao required by Regulation No. 319 of the Brazilian

     Securities and Exchange Commission ("CVM"), cause such disclosure material to be published in the form required by Brazilian Corporate Law and submit it to the CVM and the Sao Paulo Stock Exchange for their information and for filing;

          (vii) promptly after the First Extraordinary Shareholders Meeting,

     AmBev shall file the minutes thereof with the Sao Paulo Registry of

     Commerce, the New York Stock Exchange, the Sao Paulo Stock Exchange, the

     CVM and the SEC; and

          (viii) AmBev shall use its reasonable best efforts to obtain, and

     Interbrew shall cooperate and assist AmBev in obtaining, the approvals of the Brazilian Central Bank of (A) the acquisition of the Labatt Holdco

     Shares by AmBev and (B) the issuance and delivery of the AmBev Shares to

     IIBV as a result of the Incorporacao, each in the manner contemplated by this Agreement (such approvals, the "Brazilian Central Bank Approval").

          SECTION 1.02. Labatt Restructuring. (a) Prior to the Closing,

Interbrew shall cause Labatt and its subsidiaries to undertake a restructuring in accordance with the restructuring plan attached hereto as Schedule 1.02

(the "Restructuring Plan"), provided that Interbrew and Mergeco shall have the right to make such changes to the Restructuring Plan as they (with the written consent of AmBev, such consent not to be unreasonably delayed or withheld)

deem appropriate so long as such changes could not

                                                                             4

impose on AmBev any tax or other liabilities that could not be imposed on

AmBev under the Restructuring Plan, could not materially delay consummation of the Closing and could not otherwise adversely affect AmBev or Labatt, subject to AmBev's waiver of such condition. The "Restructuring" means consummation of the transactions contemplated by the Restructuring Plan as it may be changed in accordance with this Section 1.02.

          (b) Canada Revenue Certificate. Interbrew shall use its reasonable efforts to obtain prior to the Closing a certificate issued by the Minister of

National Revenue of Canada under subsection 116(2) of the Act with respect to the transfer of the Labatt Shares from IIBV to Labatt Holdco, with a certificate limit that is not less than the cost to Labatt Holdco for Canadian tax purposes (which shall be equal to the fair market value) of the Labatt

Shares and, if such certificate is obtained prior to the Closing, Interbrew shall deliver a copy of such certificate to AmBev at Closing. Interbrew shall indemnify Labatt Holdco (on an after-tax basis) for any Taxes and other expenses incurred in respect of the failure by Interbrew to deliver to AmBev at Closing such a certificate (with a certificate limit as described above).

          SECTION 1.03. Closing Date. The closing of the Incorporacao (the

"Closing") shall take place at the offices of AmBev, at approximately 10:00

AM, Sao Paulo time, on the day the Second Extraordinary Shareholders Meeting

is held, which shall be on a date as promptly as practicable but no later than the thirtieth day following the satisfaction (or, to the extent permitted, the waiver by the parties entitled to the benefits thereof) of the conditions set forth in Article VI, other than those conditions that by their terms are to be satisfied at the Closing or at such other time and date as may be mutually agreed by AmBev and Interbrew, and immediately following the closing of transactions contemplated by the Contribution and Subscription Agreement. The

date on which the Closing occurs is referred to in this Agreement as the

"Closing Date". Immediately upon the closing of the Contribution and

Subscription contemplated by the Contribution and Subscription Agreement, all

of the conditions set forth in Article VI shall be deemed immediately satisfied.

          SECTION 1.04. Transactions to be Effected at or after the Closing.

          (a) At the Closing:

          (i) An extraordinary meeting of the shareholders (the "Second

     Extraordinary Shareholders Meeting") of AmBev shall be held for the purpose of (A) approving the Net Worth Appraisal, (B) approving the

     Incorporacao and (C) authorizing the issuance of the AmBev Shares in connection with the Incorporacao and the capital increase resulting therefrom.

          (ii) An executive officer of Mergeco shall subscribe to the AmBev

     Shares on behalf of the shareholders of Mergeco, and AmBev shall deliver to or cause to be delivered to Interbrew (A) a copy of the minutes of the

     Second Extraordinary Shareholders Meeting approving the Incorporacao, (B)

     evidence of the registration of IIBV as holder of the AmBev Shares in the share register of

                                                                             5

     AmBev or in any shareholder register or account of

     AmBev held by a professional depository of securities, as the case may be, and (C) such other documents as Interbrew or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement.

          (iii) AmBev shall enter into two non-cash (symbolic) foreign exchange agreements with a financial institution authorized to conduct foreign exchange transactions in Brazil to reflect (A) the acquisition of the Labatt Holdco Shares by AmBev and (B) the issuance and delivery of the AmBev Shares to IIBV.

          (iv) Interbrew shall deliver or cause to be delivered to AmBev (A)

     the share certificate representing the Labatt Shares registered in the name of Labatt Holdco and evidence of the registration of Labatt Holdco as holder of the Labatt Shares in the share register of Labatt, (B) upon approval by the shareholders of AmBev of the Incorporacao at the Second

     Extraordinary Shareholders Meeting, the share certificate representing the Labatt Holdco Shares registered in the name of AmBev and evidence of the registration of AmBev as holder of the Labatt Holdco Shares in the share register of Labatt Holdco, and (C) such other documents as AmBev or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement.

          (b) (i) Promptly after the Closing, AmBev shall file the minutes of the Second Extraordinary Shareholders Meeting with the Sao Paulo Registry of

Commerce, the New York Stock Exchange, the Sao Paulo Stock Exchange, the CVM

and the SEC, (ii) not more than two (2) Business Days following the Closing,

Interbrew shall deliver, or cause to be delivered, to Companhia Brasileira de

Bebidas ("CBB") the share certificate representing the Remaining Share,

properly endorsed for transfer and accompanied by stock powers duly endorsed in blank and (iii) within one Business Day following the Closing, AmBev shall cause to be filed with the Bahamian corporate registry evidence of the

Incorporacao in accordance with Section 78 of the Bahamas Corporate Law.

          SECTION 1.05. Provisions relating to the Femsa Cerveza Interest and

Labatt USA. (a) Notwithstanding any other provision of this Agreement, from the date hereof through the Closing Date, Interbrew and Labatt shall be permitted to (i) negotiate with Femsa or any of its subsidiaries (A) to sell the Femsa Cerveza Interest to Femsa or a subsidiary of Femsa (a "Femsa

Party"), (B) to repurchase the approximately 30% minority interest in LF

Holdings I L.L.C., a Delaware limited liability company, and LF Holdings II

L.L.C., a Delaware limited liability company, and (C) to terminate, amend or restate certain related distribution agreements (clauses (B) and (C) being collectively referred to herein as the "Labatt USA Restructuring"); (ii) enter into or cause a subsidiary to approve, execute and deliver definitive agreement(s) providing for the sale of the Femsa Cerveza Interest to a Femsa

Party or for the Labatt USA Restructuring at such price and upon such terms and conditions as may be agreed by Interbrew and Labatt, acting in their sole discretion, on the one hand, and the applicable Femsa Party, on the

                                                                             6

other hand (such price, the "Femsa Cerveza Price"); (iii) take such actions and execute such documents, agreements, certificates and other instruments as may be necessary or desirable in order to consummate the sale of the Femsa

Cerveza Interest to a Femsa Party (a "Femsa Cerveza Exclusion") or the Labatt

USA Restructuring; (iv) consummate prior to Closing all or any portion of the

Femsa Cerveza Exclusion or Labatt USA Restructuring; (v) distribute to

Interbrew or a subsidiary of Interbrew the net proceeds received from a Femsa

Cerveza Exclusion or a Labatt USA Restructuring prior to the Closing (net of

(x) any transaction expenses incurred by Labatt or a Labatt Subsidiary as a result of a Femsa Cerveza Exclusion or Labatt USA Restructuring and (y) any

Taxes incurred by Labatt or a Labatt Subsidiary as a result of such Femsa

Cerveza Exclusion or Labatt USA Restructuring or as a result of the distribution of amounts received in respect of a Femsa Cerveza Exclusion or

Labatt USA Restructuring); and (vi) if definitive agreements are entered into with respect to the Femsa Cerveza Exclusion or Labatt USA Restructuring or the

consent or necessary waivers are received from Femsa and Femsa Cerveza, to distribute or transfer prior to the Closing the Femsa Cerveza Interest and

Labatt USA, or either of them, to Interbrew or another subsidiary of Interbrew for fair market value and distribute the net proceeds after paying any Taxes or expenses. Interbrew and Labatt shall consult with AmBev from time to time with respect to any discussions held with Femsa regarding any of the foregoing and, notwithstanding any of the foregoing, shall not enter into any commitment that would be binding on Labatt or any of the Labatt Subsidiaries after

Closing or that would impose any liability on Labatt or any of the Labatt

Subsidiaries after Closing, in either case without the prior consent of AmBev.

          (b) In the event that a Femsa Cerveza Exclusion is consummated, or the Femsa Cerveza Interest is distributed or transferred to Interbrew or a subsidiary of Interbrew other than Labatt or any of the Labatt Subsidiaries,

at or prior to the Closing, (i) the AmBev Shares to be issued in the

Incorporacao shall be adjusted by (x) reducing the number of AmBev Common

Shares to be issued pursuant to the Incorporacao by 1,666,286,732 AmBev Common

Shares to 7,866,181,882 and (y) reducing the number of AmBev Preferred Shares to be issued pursuant to the Incorporacao by 2,414,467,220 AmBev Preferred

Shares to 11,398,181,319 AmBev Preferred Shares and (ii) if it has been issued, the principal balance of the Femsa Cerveza Promissory Note shall be repaid in full prior to the Closing. In the event that a Labatt USA

Restructuring is consummated, or Labatt USA is distributed or transferred to

Interbrew or a subsidiary of Interbrew other than Labatt or any of the Labatt

Subsidiaries, at or prior to the Closing, if it has been issued, the Labatt

USA Promissory Note shall be repaid in full prior to the Closing.

                                  ARTICLE II

                        Representations and Warranties

                    Relating to AmBev and the AmBev Shares

          AmBev represents and warrants as of the date hereof (except to the extent that any such representation and warranty expressly speaks as of another date, in which

                                                                             7

case such representation and warranty shall be as of such other date) to

Interbrew and Mergeco as follows:

          SECTION 2.01. Organization, Standing and Power. AmBev is a

corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each subsidiary of AmBev is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (to the extent recognized by the laws of the jurisdiction in which it is organized). Each of AmBev and its subsidiaries has full power (corporate or otherwise) and authority and possesses all governmental franchises, licenses,

permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted, other than such franchises, licenses, permits,

authorizations and approvals the lack of which, individually or in the aggregate, have not had and would not reasonably be expected to have an AmBev

Material Adverse Effect. Each of AmBev and its subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership,

leasing or holding of its properties makes such qualification necessary,

except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have an AmBev Material Adverse Effect. AmBev has made available, or will have made available prior to the Closing, to Interbrew or its counsel true and complete copies of AmBev's by-laws, as amended to date.

          SECTION 2.02. Capital Stock of AmBev and its Subsidiaries. The

authorized capital stock of AmBev consists of 45,000,000,000 (forty-five billion) common shares and preferred shares, without par value. As of the date hereof, there are 15,735,878,391 common shares and 22,801,455,371 preferred shares (including 104,545,599 common shares and 565,740,839 preferred shares held in treasury) issued and outstanding (the "AmBev Capital Stock"). Except for the AmBev Capital Stock and as set forth in Schedule 2.02, there are no shares of capital stock or other equity or voting securities of AmBev issued,

reserved for issuance or outstanding. The AmBev Capital Stock and any other equity or voting securities of AmBev are duly authorized, validly issued,

fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof and are not subject to and have not been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Applicable Law, the by-laws of AmBev or any Contract to which

AmBev is a party or otherwise bound. All the outstanding shares of capital stock of each subsidiary of AmBev have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof. Except as set forth on

Schedule 2.02, there are not any bonds, debentures, notes or other indebtedness of AmBev having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the AmBev Capital Stock may vote ("Voting AmBev Debt"). Except as set forth in Schedule 2.02, there are not any options, warrants, rights,

convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock based performance units, commitments, Contracts,

                                                                             8

arrangements or undertakings of any kind (collectively, "Rights") to which

AmBev or any of its subsidiaries is a party or by which any of them is bound

(i) obligating AmBev or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, AmBev or of any of its subsidiaries or any Voting AmBev Debt, (ii) obligating AmBev or any of its subsidiaries to issue, grant, extend or enter into any such

Rights or (iii) that give any person the right to receive any economic benefit or right similar to or based upon the economic benefits and rights accruing to holders of the AmBev Capital Stock. There are not any outstanding contractual obligations of AmBev or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of AmBev or any of its subsidiaries.

          SECTION 2.03. Authority; Execution and Delivery; and Enforceability.

AmBev has full power and authority to execute this Agreement and the other agreements and instruments to be executed and delivered in connection with or as contemplated by this Agreement (such other agreements and instruments being collectively referred to as the "Operative Agreements") to which it is, or is specified to be, a party and to consummate the transactions contemplated hereby and thereby (the "Transactions"), other than approvals described in

Sections 1.01 and 1.04 to be received at the First Extraordinary Shareholders

Meeting and the Second Extraordinary Shareholders Meeting. The execution and delivery by AmBev of this Agreement and the other Operative Agreements to which it is, or is specified to be, a party and the consummation by AmBev of the Transactions have been duly authorized by all necessary action (corporate or otherwise), other than approvals described in Sections 1.01 and 1.04 to be received at the First Extraordinary Shareholders Meeting and the Second

Extraordinary Shareholders Meeting and as set forth in Schedule 2.03. AmBev has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each other Operative Agreement specified to be delivered on or before the Closing to which it is, or is specified to be, a party, and this Agreement constitutes, and each other Operative Agreement to which it is, or is specified to be, a party will as of the Closing constitute,

its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

          SECTION 2.04. No Conflicts. The execution and delivery by AmBev of this Agreement do not, the execution and delivery by AmBev of each other

Operative Agreement to which it is, or is specified to be, a party will not,

and the consummation of the Transactions and compliance by AmBev with the terms hereof and thereof will not contravene, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both)

under, or give rise to a right of termination, cancellation or acceleration of any obligation under, to loss of a material benefit under or to increased,

additional, accelerated or guaranteed rights or entitlements of any person under, require the consent of any person under, or result in the creation of any mortgages, liens, security or other interests, charges, easements, leases,

subleases, covenants, rights of way, options, claims, restrictions or encumbrances of any kind (collectively, "Liens") upon any of the properties or assets of AmBev or any of its subsidiaries under, any provision of

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(i) the charter documents, by-laws or other organizational documents of AmBev or any of its subsidiaries, if applicable, (ii) any contract, lease, license,

indenture, agreement, commitment or other legally binding arrangement (a

"Contract") to which AmBev or any of its subsidiaries is a party or by which any of their properties or assets are bound or (iii) any judgment, order or decree ("Judgment") or statute, law (including common law), ordinance, rule or regulation ("Applicable Law") applicable to AmBev or any of its subsidiaries or their properties or assets, other than, in the case of clauses (ii) and

(iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have an AmBev Material Adverse

Effect, except as set forth in Schedule 2.04.

          SECTION 2.05. Consents. Except as set forth in Schedule 2.05, no consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, any national, state, provincial,

local or foreign government or any tribunal or court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"),

is required to be obtained or made by or with respect to AmBev or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or any other Operative Agreement to which AmBev or any of its subsidiaries is, or is specified to be, a party or the consummation of the

Transactions to be consummated by AmBev or its subsidiaries, other than (A)

compliance with and filings under any applicable antitrust or foreign investment laws, including the Competition Act (Canada), the Investment Canada

Act, the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976,

as amended, the antitrust laws of the United States of Mexico and the

Federative Republic of Brazil (collectively, the "Antitrust Laws"), (B)

compliance with and filings under the securities laws of Brazil and (C) the

Brazilian Central Bank Approval.

          SECTION 2.06. The AmBev Shares. Upon issuance, the AmBev Shares will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof and will not be subject to or issued in violation of any Applicable Law or of any purchase option, call option, right of first refusal, preemptive right,

subscription right or any similar right under any provision of Applicable Law,

the charter documents or by-laws of AmBev or its subsidiaries or any Contract to which AmBev is a party or otherwise bound. Assuming Interbrew has the requisite power and authority to be the lawful owner of the AmBev Shares, upon

(i) delivery to Interbrew at the Closing of evidence of the registration of

Interbrew as holder of the AmBev Shares in the shareholder register of AmBev or, as the case may be, in any shareholder register or account of AmBev held by a professional depository of securities and (ii) AmBev's receipt of the

Labatt Holdco Shares and completion of the actions specified in Section 1.04,

good and valid title to the AmBev Shares will pass to Interbrew, free and clear of any Liens, other than those arising from acts of Interbrew or its affiliates.

          SECTION 2.07. Securities Act. The Labatt Holdco Shares to be

acquired by AmBev as a result of the Incorporacao, when acquired by AmBev,

will be acquired for investment only and not with a view to any public distribution thereof, and AmBev

                                                                            10

shall not offer to sell or otherwise dispose of the Labatt Holdco Shares so acquired by it in violation of any of the registration requirements of the

Securities Act of 1933 (the "Securities Act").

          SECTION 2.08. Private Offering. None of AmBev, its affiliates and its representatives has issued, sold or offered any security of AmBev to any person under circumstances that would cause the issuance and delivery of the

AmBev Shares as contemplated by this Agreement to be subject to the registration requirements of the Securities Act. None of AmBev, its affiliates and its representatives will offer the AmBev Shares or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the AmBev

Shares subject to the registration requirements of Section 5 of the Securities

Act. Assuming the representations of Interbrew contained in Section 3.08 are true and correct, the issuance and delivery of the AmBev Shares on or prior to the Closing Date will be exempt from the registration and prospectus delivery requirements of the Securities Act.

          SECTION 2.09. SEC Documents. (a) Since January 1, 2003, AmBev has

filed all reports, schedules, forms, statements and other documents required to be filed by AmBev with the SEC, pursuant to Sections 13(a) and 15(d) of the

Exchange Act (the "AmBev SEC Documents").

          (b) As of its respective date (or, if amended, as of the date of such amendment), each AmBev SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the

SEC promulgated thereunder applicable to such AmBev SEC Document, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of AmBev included in the AmBev SEC Documents (the "AmBev SEC Financial

Statements") and the audited consolidated financial statements of AmBev for the year ended December 31, 2003 attached hereto as Schedule 2.09 (the "AmBev

2003 Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles of Brazil ("Brazilian GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and, as of the Closing Date, will be reconciled to U.S.

GAAP, and fairly present the consolidated financial position of AmBev and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (c) Except as set forth in Schedule 2.10 or as disclosed in the

AmBev SEC Documents filed and publicly available prior to the date of this

Agreement, the AmBev 2003 Financial Statements or the Quinsa SEC Documents,

(i) there are no civil, criminal or administrative actions, suits, claims,

hearings, investigations or proceedings pending or, to the knowledge of AmBev,

threatened against any of AmBev or any of

                                                                            11

AmBev's subsidiaries, which have had or would reasonably be expected to have,

individually or in the aggregate, an AmBev Material Adverse Effect and (ii)

AmBev and its subsidiaries do not have any debts, liabilities or obligations of any nature (whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, unasserted or otherwise) except for liabilities or obligations (A) disclosed, reflected or reserved against in (1)

the AmBev SEC Documents filed and publicly available prior to the date of this

Agreement, (2) the AmBev 2003 Financial Statements or (3) the Quinsa SEC

Documents, (B) as otherwise contemplated by this Agreement, (C) as set forth on Schedule 2.09, (D) incurred in the ordinary course of business consistent with past practice since the date of the AmBev 2003 Financial Statements and

(E) which have not had or would not reasonably be expected to have,

individually or in the aggregate, an AmBev Material Adverse Effect.

          (d) AmBev and its subsidiaries do not have any liabilities or obligations of any nature required to be disclosed by Brazilian GAAP with reference to the AmBev 2003 Financial Statements, taken as a whole, except as disclosed, reflected or reserved against in the AmBev 2003 Financial

Statements or the notes thereto.

          SECTION 2.10. Absence of Certain Changes and Events. Except as set

forth in Schedule 2.10 or as disclosed in (x) the AmBev SEC Documents filed and publicly available prior to the date of this Agreement, (y) the AmBev 2003

Financial Statements or (z) the Quinsa SEC Documents, since December 31, 2003,

AmBev has conducted its business only in the ordinary course consistent with past practice, and there has not been:

          (i) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have an

     AmBev Material Adverse Effect;

          (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any AmBev Capital Stock, except, for the avoidance of doubt, the proposed cash dividend in respect of 2003 as disclosed in the AmBev 2003 Financial

     Statements, or any repurchase for value by AmBev of any AmBev Capital

     Stock or Rights of AmBev;

          (iii) any issuance, split, combination or reclassification of any

     AmBev Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Rights of AmBev; or

          (iv) any change in accounting methods, principles or practices by

     AmBev or any of its subsidiaries materially affecting the consolidated assets, liabilities or results of operations of AmBev, except insofar as may have been required by an applicable change in Brazilian GAAP, U.S.

     GAAP or Applicable Law.

                                                                            12

          SECTION 2.11. Brokers or Finders. No agent, broker, investment banker or other firm or person retained, directly or indirectly, by or on behalf of AmBev or their affiliates is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions, except Citigroup Global Markets, Inc., whose fees and expenses will be paid by AmBev, and Rinaldini & Co, whose fees will be paid by

Tinsel Investments S.A.

                                 ARTICLE III.

            Representations and Warranties of Interbrew and Mergeco

          Each of Interbrew and Mergeco represents and warrants as of the date hereof (except to the extent that any such representation and warranty expressly speaks as of another date, in which case such representation and warranty shall be as of such other date) severally with respect to itself, and

Interbrew represents and warrants as of the date hereof (except to the extent that any such representation and warranty expressly speaks as of another date,

in which case such representation and warranty shall be as of such other date)

with respect to Mergeco and Labatt Holdco, to AmBev as follows:

          SECTION 3.01. Organization, Standing and Power. Each of Interbrew,

Mergeco and Labatt Holdco is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (to the extent recognized by the laws of the jurisdiction in which it is organized). Each of Interbrew, Mergeco and Labatt Holdco has full power

(corporate or otherwise) and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted, other than such franchises,

licenses, permits, authorizations and approvals the lack of which,

individually or in the aggregate, have not had or would not reasonably be expected to have an Interbrew Material Adverse Effect. Each of Interbrew,

Mergeco and Labatt Holdco is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have an

Interbrew Material Adverse Effect. Each of Mergeco and Labatt Holdco has made available, or will have made available by Closing, to AmBev true and complete copies of its charter documents, articles of incorporation, by-laws or other governing documents, as the case may be, in each case as amended to date.

          SECTION 3.02. Capital Stock of Mergeco; Capital Stock of Labatt

Holdco; Labatt Holdco Shares; Mergeco.

          (a) The authorized capital stock of Mergeco consists of US$50,000 divided into 50,000 shares with a par value US$1.00 each, and there are 5,000 such shares issued and outstanding (the "Mergeco Capital Stock"). Except for the Mergeco Capital Stock and except as set forth in Schedule 3.02, there are no shares of capital stock or other equity or voting securities of Mergeco issued, reserved for issuance or

                                                                            13

outstanding. The Mergeco Capital Stock and any other equity or voting securities of Mergeco, including the Mergeco Shares, are duly authorized,

validly issued, fully paid and nonassessable and free of preemptive rights,

with no personal liability attaching to ownership thereof and are not subject to and have not been issued in violation of any purchase option, call option,

right of first refusal, preemptive right, subscription right or any similar right under any provision of Applicable Law, the charter documents or by-laws of Mergeco or its subsidiaries or any Contract to which Mergeco is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of Mergeco having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Mergeco Capital Stock may vote ("Voting Mergeco Debt"). Except as set forth in Schedule 3.02, there are not any Rights to which Mergeco is a party or by which it is bound (i) obligating Mergeco to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Mergeco or any Voting Mergeco Debt, (ii) obligating Mergeco to issue, grant, extend or enter into any such Rights or (iii) that give any person the right to receive any economic benefit or right similar to or based upon the economic benefits and rights accruing to holders of Mergeco Capital

Stock. There are not any outstanding contractual obligations of Mergeco to repurchase, redeem or otherwise acquire any shares of capital stock of

Mergeco.

          (b) As of the date hereof, the authorized capital stock of Labatt

Holdco consists of EUR90,000 and there are EUR18,000 divided over 180 shares of EUR 100 issued and outstanding (the "Labatt Holdco Capital Stock"). Except for the Labatt Holdco Capital Stock and except as set forth in Schedule 3.02 or pursuant to this Agreement or the Letter Agreement, there are no shares of capital stock or other equity or voting securities of Labatt Holdco issued,

reserved for issuance or outstanding. The Labatt Holdco Capital Stock and any other equity or voting securities of Labatt Holdco, including the Labatt

Holdco Shares, are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof and are not subject to and have not been issued in violation of any purchase option, call option, right of first refusal,

preemptive right, subscription right or any similar right under any provision of Applicable Law, the charter documents or by-laws of Labatt Holdco or its subsidiaries or any Contract to which Labatt Holdco is a party or otherwise bound (other than pursuant to this Agreement or the Letter Agreement). There are not any bonds, debentures, notes or other indebtedness of Labatt Holdco having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Labatt Holdco

Capital Stock may vote ("Voting Labatt Holdco Debt"). Except as set forth in

Schedule 3.02 or pursuant to this Agreement or the Letter Agreement, there are not any Rights to which Labatt Holdco is a party or by which it is bound (i)

obligating Labatt Holdco to issue, deliver or sell, or cause to be issued,

delivered or sold, additional shares of capital stock of or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Labatt Holdco or any

Voting Labatt Holdco Debt, (ii) obligating Labatt Holdco to issue, grant,

extend or enter into any such Rights or (iii) that give any person the right to receive any economic benefit or right similar to or based upon the economic benefits and rights accruing to holders of

                                                                            14

Labatt Holdco Capital Stock. There are not any outstanding contractual obligations of Labatt Holdco to repurchase, redeem or otherwise acquire any shares of capital stock of Labatt Holdco.

          (c) Immediately prior to the Effective Time, Labatt Holdco will own,

beneficially and of record, all of the issued and outstanding shares of Labatt

(the "Labatt Shares"). Except for the Labatt Shares, as of the Closing Date,

Labatt Holdco will not directly own any capital stock, membership interest,

partnership interest, joint venture interest or other equity interest in any person.

          (d) Immediately prior to the Effective Time, Mergeco will own,

beneficially and of record, all the issued and outstanding shares of Labatt

Holdco, excluding one share (the "Labatt Holdco Shares") and the remaining share (the "Remaining Share") will be owned beneficially and of record, by

IIBV. As of the date hereof and, except for the Labatt Holdco Shares as of the

Closing Date, except as set forth in the Restructuring Plan, Mergeco does not and will not directly own any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person or any other assets and does not and will not have any liabilities.

          (e) As of the date of this Agreement IIBV is, and, immediately prior to the Effective Time, IIBV will be the sole shareholder of Mergeco, and holds, and, immediately prior to the Effective Time, will hold, 100% of the

Mergeco Shares. The Mergeco Shares constitute, and, immediately prior to the

Effective Time, will constitute, 100% of the outstanding equity interests in

Mergeco.

          SECTION 3.03. Authority; Execution and Delivery; and Enforceability.

Each of Interbrew and Mergeco has full power and authority to execute this

Agreement and the other Operative Agreements to which it is, or is specified to be, a party and to consummate the Transactions, except as set forth in

Schedule 3.03. The execution and delivery by each of Interbrew and Mergeco of this Agreement and the other Operative Agreements to which it is, or is specified to be, a party and the consummation by Interbrew and Mergeco of the

Transactions have been duly authorized by all necessary action (corporate or otherwise), except as set forth in Schedule 3.03. Each of Interbrew and

Mergeco has duly executed and delivered this Agreement and prior to the

Closing will have duly executed and delivered each other Operative Agreement specified to be delivered on or before the Closing to which it is, or is specified to be, a party, and this Agreement constitutes, and each such other

Operative Agreement to which it is, or is specified to be, a party will as of the Closing Date constitute, its legal, valid and binding obligation,

enforceable against it in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

          SECTION 3.04. No Conflicts. The execution and delivery by each of

Interbrew and Mergeco of this Agreement do not, the execution and delivery by each of Interbrew and Mergeco of each other Operative Agreement to which it is, or is specified to be, a party will not, and the consummation of the

Transactions and compliance by each of Interbrew and Mergeco with the terms hereof and thereof will not contravene, conflict

                                                                            15

with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination,

cancellation or acceleration of any obligation under, to loss of a material benefit under or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, require the consent of any person under, or result in the creation of any Liens upon any of the properties or assets of

Interbrew or any of its subsidiaries or Mergeco or any of its subsidiaries under, any provision of (i) the charter documents or by-laws of Interbrew or any of its subsidiaries or Mergeco or any of its subsidiaries, (ii) any

Contract to which Interbrew or any of its subsidiaries or Mergeco or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) any Judgment or Applicable Law applicable to

Interbrew or any of its subsidiaries or their respective properties or assets or Mergeco or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have an Interbrew Material Adverse Effect, except as set forth in Schedule 3.04.

          SECTION 3.05. Consents. Except as set forth in Schedule 3.05, no

Consent of, or registration, declaration or filing with, any Governmental

Entity is required to be obtained or made by or with respect to Interbrew or any of its subsidiaries or Mergeco or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or any other

Operative Agreement to which Interbrew or Mergeco is, or is specified to be, a party, or the consummation of the Transactions to be consummated by Interbrew,

Mergeco or their respective subsidiaries, other than (i) compliance with and filings under the Antitrust Laws, (ii) compliance with and filings under the securities laws of Belgium or (iii) the Brazilian Central Bank Approval.

          SECTION 3.06. The Labatt Holdco Shares; the Remaining Share. (a)

Assuming AmBev has the requisite power and authority to be the lawful owner of the Labatt Holdco Shares, upon (i) delivery to AmBev at the Closing of evidence of the registration of AmBev as holder of the Labatt Holdco Shares in the shareholder register of Labatt Holdco or, as the case may be, in any shareholder register or account of Labatt Holdco held by a professional depository of securities and (ii) Interbrew's receipt of the AmBev Shares and completion of the actions specified in Section 1.04, good and valid title to the Labatt Holdco Shares (excluding, for the avoidance of doubt, the Remaining

Share) will pass to AmBev, free and clear of any Liens, other than those arising from acts of AmBev or its affiliates.

          (b) Assuming CBB has the requisite power and authority to be the lawful owner of the Remaining Share, upon delivery to CBB of evidence of the registration of CBB as holder of the Remaining Share in the shareholder register of Labatt Holdco or, as the case may be, in any shareholder register or account of Labatt Holdco held by a professional depository of securities,

good and valid title to the Remaining Share will pass to CBB, free and clear of any Liens, other than those arising from acts of CBB or its affiliates.

          SECTION 3.07. The Labatt Shares. The Labatt Shares are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights,

                                                                            16

with no personal liability attaching to ownership thereof and are not subject to and have not been issued in violation of any Applicable Law or of any purchase option, call option, right of first refusal, preemptive right,

subscription right or any similar right under any provision of Applicable Law,

the charter documents or by-laws of Labatt or any of its subsidiaries or any

Contract to which Interbrew, Labatt or any of their respective subsidiaries is a party or otherwise bound. The Labatt Shares are not subject to the terms of any shareholders agreement.

          SECTION 3.08. Securities Act. The AmBev Shares to be delivered to the shareholders of Mergeco pursuant to the Incorporacao, when delivered, will be retained for investment only and not with a view to any public distribution thereof, and Interbrew shall not offer to sell or otherwise dispose of such

AmBev Shares so received by it in violation of any of the registration requirements of the Securities Act.

          SECTION 3.09. Private Offering. None of Interbrew, Mergeco, their respective affiliates and their respective representatives has issued, sold or offered any security of Labatt Holdco to any person under circumstances that would cause the issuance and delivery of the Labatt Holdco Shares as contemplated by this Agreement to be subject to the registration requirements of the Securities Act. None of Interbrew, Mergeco, their respective affiliates and their respective representatives will offer the Labatt Holdco Shares or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Labatt Holdco Shares subject to the registration requirements of Section 5 of the Securities Act. Assuming the representations of AmBev contained in Section 2.07 are true and correct, the acquisition by AmBev of the Labatt Holdco Shares will be exempt from the registration and prospectus delivery requirements of the Securities Act.

          SECTION 3.10. Brokers or Finders. No agent, broker, investment banker or other firm or person retained, directly or indirectly, by or on behalf of Interbrew or its affiliates is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions, except (i) Goldman Sachs International and (ii) Lazard

B.V., whose fees and expenses will be paid by Interbrew (unless otherwise mutually agreed in writing by Interbrew and AmBev).

                                  ARTICLE IV

                        Representations and Warranties

                              Relating to Labatt

          Each of Interbrew, Mergeco and Labatt hereby, jointly and severally,

represents and warrants as of the date hereof (except to the extent that any such representation and warranty expressly speaks as of another date, in which case such representation and warranty shall be as of such other date) to AmBev as follows:

          SECTION 4.01. Organization and Standing; Books and Records. (a)

Labatt is a corporation duly organized, validly existing and in good standing under the federal laws of Canada. Schedule 4.01 sets forth all the subsidiaries of Labatt which

                                                                            17

will be owned, directly or indirectly, by Labatt after the consummation of the

Restructuring (the "Labatt Subsidiaries"). Each Labatt Subsidiary is a

corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (to the extent recognized by the laws of the jurisdiction in which it is organized), which jurisdiction is set forth in Schedule 4.01, and each of Labatt and the Labatt

Subsidiaries has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which,

individually or in the aggregate, has not had and would not reasonably be expected to have a Labatt Material Adverse Effect. Each of Labatt and the

Labatt Subsidiaries is duly registered, licensed or otherwise qualified and in good standing to do business as an extra-provincial or foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such registration,

license or qualification necessary, except such jurisdictions where the failure to be so registered, licensed or otherwise qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Labatt Material Adverse Effect.

          (b) Labatt has made available, or, upon AmBev's request, will make available prior to the Closing, to AmBev or its counsel true and complete copies of (i) the articles of incorporation and by-laws, each as amended to date, of Labatt and (ii) the comparable governing instruments, each as amended to date, of each subsidiary of Labatt. The share register and transfer books and the minute books of Labatt (which have been made available for inspection by AmBev or its counsel prior to the date hereof) are true and complete,

except as set forth in Schedule 4.01.

          SECTION 4.02. Capital Stock of Labatt and the Labatt Subsidiaries.

(a) The authorized capital stock of Labatt consists of an unlimited number of common shares and an unlimited number of preference shares, in each case without nominal or par value. As of the date hereof, there are 1,921,539 common shares issued and outstanding (the "Labatt Capital Stock"). Except for the Labatt Capital Stock and as set forth in Schedule 4.02 or pursuant to this

Agreement or the Restructuring Plan, there are no shares of capital stock or other equity or voting securities of Labatt issued, reserved for issuance or outstanding. The Labatt Capital Stock and any other equity or voting securities of Labatt and all the shares in each of the Labatt Subsidiaries,

including the Labatt Shares, are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof and are not subject to and have not been issued in violation of any Applicable Law or of any purchase option, call option,

right of first refusal, preemptive right, subscription right or any similar right under any provision of Applicable Law, the charter documents or by-laws of Labatt or the Labatt Subsidiaries or any Contract to which Labatt or the

Labatt Subsidiaries is a party or otherwise bound (other than pursuant to this

Agreement or the Restructuring Plan). There are not any bonds, debentures,

notes or other indebtedness of Labatt having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Labatt Capital Stock may vote ("Voting Labatt Debt").

Except as set forth in Schedule 4.02, there are not any Rights to

                                                                            18

which Labatt is a party or by which it is bound (i) obligating Labatt to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Labatt or any Voting Labatt Debt, (ii) obligating

Labatt to issue, grant, extend or enter into any such Rights or (iii) that give any person the right to receive any economic benefit or right similar to or based upon the economic benefits and rights accruing to holders of Labatt

Capital Stock. There are not any outstanding contractual obligations of Labatt to repurchase, redeem or otherwise acquire any shares of capital stock of

Labatt.

          (b) (i) Except as set forth in Schedule 4.02, Labatt is the sole registered and beneficial owner of all of the issued and outstanding shares in the capital of the Labatt Subsidiaries, free and clear of all Liens.

          (ii) Except for its interests in the Labatt Subsidiaries, the Femsa

     Cerveza Interest and except for the ownership interests set forth in

     Schedule 4.02, after giving effect to the Restructuring as if such transactions were consummated as of the date hereof, Labatt does not own,

     directly or indirectly, any capital stock, membership interest,

     partnership interest, joint venture interest or other equity interest with a fair market value as of the date of this Agreement in excess of

     C$15,000,000 in any person.

          (iii) Except as set forth in Schedule 4.02, Labatt owns, directly or indirectly, the Femsa Cerveza Interest, free and clear of all Liens. As of December 18, 2003, the Femsa Cerveza Interest constituted 30.0% of the outstanding capital stock of Femsa Cerveza and as of the date hereof constitutes approximately 30% of the outstanding capital stock of Femsa

     Cerveza.

          SECTION 4.03. Authority; Execution and Delivery; Enforceability.

Labatt has full power and authority to execute this Agreement and the

Operative Agreements to which it is, or is specified to be, a party, and to consummate the Transactions. The execution and delivery by Labatt of this

Agreement and the Operative Agreements to which it is, or is specified to be,

a party and the consummation by Labatt of the Transactions have been duly authorized by all necessary corporate action. Labatt has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each Operative Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Operative Agreement to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

          SECTION 4.04. No Conflicts. The execution and delivery by Labatt of this Agreement do not, the execution and delivery by Labatt of each Operative

Agreement to which it is, or is specified to be, a party will not, and the consummation of the Transactions and compliance by Labatt with the terms hereof and thereof will not contravene, conflict with, or result in any violation of or default (with or without notice

                                                                            19

or lapse of time, or both) under, or give rise to a right of termination,

cancellation or acceleration of any obligation under, to loss of a material benefit under or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, require the consent of any person under, or result in the creation of any Liens upon any of the properties or assets of

Labatt or any of the Labatt Subsidiaries under, any provision of (i) the charter documents, by-laws or other organizational documents of Labatt or its subsidiaries, if applicable, (ii) any Contract to which Labatt or any of the

Labatt Subsidiaries is a party or by which any of its properties or assets are bound or (iii) any Judgment or Applicable Law applicable to Labatt or any of the Labatt Subsidiaries or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Labatt

Material Adverse Effect, except as set forth in Schedule 4.04.

          SECTION 4.05. Consents. Except as set forth in Schedule 4.05, no

Consent of, or registration, declaration or filing with, any Governmental

Entity or any third party is required to be obtained or made by or with respect to Labatt, any of the Labatt Subsidiaries or the Femsa Cerveza

Interest in connection with the execution, delivery and performance of this

Agreement or any Operative Agreement to which Labatt is, or is specified to be, a party or the consummation of the Transactions to be consummated by

Labatt or the Labatt Subsidiaries, other than compliance with and filings under any Antitrust Laws.

          SECTION 4.06. Labatt Financial Statements. (a) Schedule 4.06(a) sets forth Labatt's audited consolidated balance sheet and statements of earnings,

deficit and cash flows as of and for the year ended December 31, 2003 (the

"Labatt Financial Statements"). The Labatt Financial Statements have been prepared in conformity with Canadian GAAP applied on a consistent basis

(except in each case as described in the notes thereto) and on that basis fairly present the consolidated financial position of Labatt and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Labatt and its subsidiaries for the respective periods indicated therein.

          (b) Except as set forth in Schedule 4.06(a), Labatt and its subsidiaries do not have any liabilities or obligations of any nature (whether accrued or fixed, absolute or contingent, determined or determinable,

unasserted or otherwise), except for liabilities or obligations (i) disclosed,

reflected or reserved against in the Labatt Financial Statements (including the notes thereto), (ii) set forth in Schedule 4.06 or as otherwise contemplated by this Agreement, and (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice and which have not had or would not reasonably be expected to have, individually or in the aggregate, a Labatt Material Adverse Effect and (iv) arising since the date of the Labatt Financial Statements and not in violation of this

Agreement and which have not had or would not reasonably be expected to have,

individually or in the aggregate, a Labatt Material Adverse Effect.

          (c) Except as set forth on Schedule 4.06, the reserves and accrued liabilities disclosed on or reflected in the Labatt Financial Statements and the books and

                                                                            20

records and to be reflected on the Labatt Financial Statements,

are sufficient in all respects to provide for the liabilities in respect of which they have been established.

          (d) The total expense, determined in accordance with International

Accounting Standards Board standards and consistent with prior practice, with respect to all Benefit Plans that are defined benefit plans of Labatt and the

Labatt Subsidiaries (excluding (1) Labatt Holdings Inc., a Delaware corporation ("ELH") and its subsidiaries, (2) Issima and its subsidiaries, (3)

Cerbuco and its subsidiaries, (4) any expense related to Femsa Cerveza and (5)

those Benefit Plan liabilities listed on Schedule 8.01(a)(iii)) included in the Base Plan Excerpt was equal to C$66,200,000 (it being acknowledged that the actual such expense for fiscal year 2003 was C$68,081,000 due to audit adjustments).

          (e) The projected pension expense included in the projected EBITDA for the fiscal years 2004, 2005 and 2006, as projected by Labatt in connection with the preparation of the Base Plan Excerpt, included the following pension income and expense items: (i) current service cost, (ii) interest cost, (iii)

expected return on assets, (iv) amortization of actuarial losses, (v)

amortization of prior service cost and (vi) other curtailment/settlement. Such pension expenses were projected to be that (x) net expenses of Labatt

(excluding (1) ELH and its subsidiaries, (2) Issima and its subsidiaries, (3)

Cerbuco and its subsidiaries, (4) any expense related to Femsa Cerveza and (5)

those Benefit Plan liabilities listed on Schedule 8.01(a)(iii)), would be

C$64,000,000, C$51,000,000, and C$49,000,000 for the 2004, 2005 and 2006

fiscal years, respectively, and (y) employer contributions to defined contribution plans would not exceed C$3,500,000 for each of the 2004, 2005 and

2006 fiscal years. The projected information described above was prepared in good faith and upon assumptions that, at the time prepared and first delivered, were believed to be reasonable by Labatt and Interbrew. The parties acknowledge and agree that the actual results of Labatt and the Labatt

Subsidiaries for such fiscal years may vary from such projections, and no representation or warranty is made as to the accuracy of such projections other than as expressly set forth in the preceding sentence.

          (f) (i) Schedule 4.06(f)(i) sets forth the unaudited pro forma consolidated balance sheet of Labatt and the Labatt Subsidiaries (including

ELH) as of December 31, 2003, after giving pro forma effect to the

Restructuring as if the Restructuring had occurred as of such date, assuming that the Femsa Cerveza Interest was owned by Labatt, and that Issima

Luxembourg International S.a.rl, a Luxembourg societe a responsabilite limitee unipersonelle ("Issima"), and Cerbuco Brewing Inc., a Canadian corporation

("Cerbuco"), had been disposed of by Labatt (the "Pro Forma Balance Sheet").

          (ii) Schedule 4.06(f)(ii) sets forth the unaudited pro forma consolidated statement of earnings of Labatt and the Labatt Subsidiaries

     (excluding ELH) for the period ending December 31, 2003, after giving pro forma effect to the Restructuring as if the Restructuring had occurred but assuming that the Femsa Cerveza Interest, Issima and Cerbuco had been disposed of by Labatt and excluding (1) any refinancing of the indebtedness of Labatt and the Labatt Subsidiaries to be performed in connection with the Restructuring, including

                                                                            21

     related prepayment costs, fees and other expenses, and assuming any cash and short term investments of Labatt and the Labatt Subsidiaries are reinvested and (2) service fees paid to Interbrew under applicable services agreements (the "Pro Forma Income Statement").

          (iii) Each of the Pro Forma Balance Sheet and the Pro Forma Income

     Statement (A) has been prepared in good faith in accordance with the procedures specified therein and based upon assumptions that, as of the date hereof, are believed to be reasonable by Labatt and Interbrew, (B)

     with respect to the Pro Forma Balance Sheet, subject to the assumptions and specified procedures set forth in the Pro Forma Balance Sheet, and with respect to the Pro Forma Income Statement, subject to the assumptions and specified procedures set forth in the Pro Forma Income

     Statement, accurately reflects all adjustments necessary to give effect to the Restructuring and (C) presents fairly (subject to the procedures and assumptions referenced in the preceding clause) the pro forma financial position at the time or for the period indicated (x) in the case of the Pro Forma Balance Sheet, of Labatt and the Labatt

     Subsidiaries (including ELH), after giving pro forma effect to the

     Restructuring and assuming that the Femsa Cerveza Interest was owned by

     Labatt and Issima and Cerbuco had been disposed of by Labatt and (y) in the case of the Pro Forma Income Statement, of the Canadian businesses of

     Labatt and the Labatt Subsidiaries (excluding ELH) and assuming the Femsa

     Cerveza Interest, Issima and Cerbuco had been disposed of by Labatt,

     after giving pro forma effect to the Restructuring (and excluding (1) any refinancing of the indebtedness of Labatt and the Labatt Subsidiaries to be performed in connection with the Restructuring, including related prepayment costs, fees and other expenses, and assuming any cash and short term investments of Labatt and the Labatt Subsidiaries are reinvested and (2) service fees paid to Interbrew under applicable services agreements).

          SECTION 4.07. Assets Other than Real Property Interests. Labatt or its subsidiaries are the sole legal, beneficial and (where their interests are registrable) registered owner of all the material assets reflected on the

Labatt Financial Statements or acquired after the date thereof, other than those set forth in Schedule 4.07 or otherwise disposed of since the date of the Labatt Financial Statements in the ordinary course of business consistent with past practice, in each case free and clear of all Liens, except for (i)

such Liens as are set forth in Schedule 4.07, (ii) Liens that secure obligations that are reflected as liabilities on the Labatt Financial

Statements or Liens the existence of which is referred to in the notes to the

Labatt Financial Statements, and (iii) Labatt Permitted Liens. This Section

4.07 does not relate to real property or interests in real property (including leased real property), such items being the subject of Section 4.08, or to

Intellectual Property, such items being the subject of Section 4.09.

          SECTION 4.08. Real Property. Either Labatt or a Labatt Subsidiary

has good and insurable fee title to all material real property and material interests in real property owned in fee by Labatt and the Labatt Subsidiaries

(individually, a "Labatt Owned Property") and is a party to good and valid leases for all material real property and material interests in real property leased by Labatt or a Labatt Subsidiary

                                                                            22

(individually, a "Labatt Leased Property", with a Labatt Owned Property or

Labatt Leased Property being sometimes referred to herein, individually, as a

"Labatt Property"), in each case free and clear of all Liens, except (i) such

Liens as are set forth in Schedule 4.08, (ii) Liens that secure obligations that are reflected as liabilities on the Labatt Financial Statements or Liens the existence of which is referred to in the notes to the Labatt Financial

Statements, (iii) leases, subleases and similar agreements set forth in

Schedule 4.10, (iv) Labatt Permitted Liens and (v) such imperfections in title and Liens that, individually or in the aggregate, do not, and could not reasonably be expected to, materially impair the continued use and operation of the Labatt Property to which they relate in the conduct of the business of

Labatt and Labatt Subsidiaries as presently conducted.

          SECTION 4.09. Intellectual Property. (a) With respect to all

Intellectual Property owned, used or filed by or licensed to Labatt or a

Labatt Subsidiary, other than unregistered copyrights that, individually or in the aggregate, are not material to the conduct of the business of Labatt and the Labatt Subsidiaries as presently conducted (such Intellectual Property being referred to in this Agreement as the "Labatt Intellectual Property") and all Technology owned or used by or licensed to Labatt and the Labatt

Subsidiaries (the "Labatt Technology"), but excluding Labatt Intellectual

Property and Labatt Technology, the use of which is licensed to Labatt and the

Labatt Subsidiaries by a third party, (i) all such Labatt Intellectual

Property has been duly registered in, filed in or issued by the appropriate

Governmental Entity where such registration, filing or issuance is necessary or appropriate for the conduct of the business of Labatt and the Labatt

Subsidiaries as presently conducted, (ii) Labatt or a Labatt Subsidiary is the sole and exclusive owner (free and clear of all Liens) of, and Labatt or one of the Labatt Subsidiaries has the right to use, execute, reproduce, display,

perform, modify, enhance, distribute and prepare derivative works of, without payment to any other person, all Labatt Intellectual Property and all Labatt

Technology, and the consummation of the Incorporacao and the other

Transactions does not and will not conflict with, alter or impair any such rights, except for rights the absence of which, individually or in the aggregate, would not be material to the conduct of the business of Labatt and the Labatt Subsidiaries and (iii) during the past three years, none of

Interbrew, Mergeco, Labatt and their respective subsidiaries has received any written communication from any person asserting any ownership interest in any

Labatt Intellectual Property or Labatt Technology, or alleging that Labatt or any of the Labatt Subsidiaries violated any rights relating to Intellectual

Property or Technology of any person. Any Labatt Intellectual Property or

Labatt Technology being used by Labatt or any of the Labatt Subsidiaries of which Labatt is not the sole and exclusive owner is being used with the consent of or license from the owner of such Labatt Intellectual Property or

Labatt Technology all of which such consents or licenses are in full force and effect and no default exists on the part of Labatt or any of the Labatt

Subsidiaries or, to the knowledge of Labatt and the Labatt Subsidiaries, on the part of any other parties thereto.

          (b) Except as disclosed in Schedule 4.09, (i) all Labatt

Intellectual Property is in full force and effect and has not been used or enforced or failed to be used or enforced in a manner that would result in its abandonment, cancellation or unenforceability and (ii) all Labatt Intellectual

Property consisting of issued registrations,

                                                                            23

or in the case of inventions, issued patents, is valid and enforceable. The conduct of the business of Labatt and the Labatt Subsidiaries as presently conducted does not violate, conflict with or infringe the Intellectual

Property of any other person, except as would not, individually or in the aggregate, reasonably be expected to have a Labatt Material Adverse Effect.

          (c) Except as set forth in Schedule 4.09, no claims are pending or,

to the knowledge of Interbrew and Labatt, threatened, as of the date of this

Agreement against Labatt or any of its subsidiaries by any person with respect to the ownership, validity, enforceability, effectiveness or use in the business of Labatt and the Labatt Subsidiaries of any Intellectual Property

and or Technology.

          (d) All material Labatt Technology has been maintained in confidence in all material respects in accordance with protection procedures reasonably designed to protect its confidence.

          (e) None of the claims listed in Schedule 4.09 as to which there is a reasonable possibility of adverse determination would, if so determined,

individually or in the aggregate, reasonably be expected to have a Labatt

Material Adverse Effect.

          SECTION 4.10. Contracts. (a) Except as set forth in Schedule 4.10,

neither Labatt nor any of the Labatt Subsidiaries (other than ELH and its subsidiaries, which shall be deemed not to be Labatt Subsidiaries for purposes of this Section 4.10) is bound by or subject to any:

          (i) covenant in favor of a third party not to compete or other covenant restricting the right of Labatt or any of the Labatt

     Subsidiaries to engage in any type of business or with any person or in any geographic area or during any period of time, except for such agreements as may not be disclosed to AmBev by their terms and which do not contain any terms that would, after the consummation of the

     Transactions, restrict the right of AmBev to engage in any type of business or with any person in the Americas;

          (ii) Contract (other than this Agreement) with any current or former officer, director or employee of Labatt, a Labatt Subsidiary, Interbrew or any affiliate of Interbrew or any collective bargaining agreement with respect to the employees of Labatt and the Labatt Subsidiaries;

          (iii) lease, sublease or similar Contract with any person (other than Labatt or a Labatt Subsidiary) under which Labatt or a Labatt

     Subsidiary is a lessee or lessor (or sublessor), in any such case that has an aggregate future liability or receivable, as the case may be, in excess of C$15,000,000 per year for any single such Contract or

     C$75,000,000 per year in the aggregate for all such Contracts and that is not terminable by Labatt or such Labatt Subsidiary by notice of not more than 60 days;

          (iv) Contract with suppliers, advertisers, consultants, advisors,

     sales representatives, distributors or dealers, in any such case which has an aggregate

                                                                            24

     future liability to any person (other than Labatt or a

     Labatt Subsidiary) in excess of C$15,000,000 for any single Contract or

     C$75,000,000 in the aggregate for all such Contracts and is not terminable by Labatt or a Labatt Subsidiary by notice of not more than 60 days without payment or penalty;

          (v) material license, sublicense, option or other agreement relating in whole or in part to Labatt Intellectual Property (including any license or other agreement under which Labatt or a Labatt Subsidiary is licensee or licensor of any Intellectual Property) or to any Labatt

     Technology;

          (vi) Contract under which Labatt or any Labatt Subsidiary has (A)

     outstanding indebtedness, obligations or liabilities for borrowed money

     (including guarantees) in excess of C$15,000,000 for any single Contract or C$75,000,000 in the aggregate for all such Contracts, (B) made or is obligated to make any advance, loan, extension of credit or capital contribution to, or other investment in, any person in excess of

     C$15,000,000 for any single Contract or C$75,000,000 in the aggregate for all such Contracts or (C) entered into any arrangements for currency exchange, interest rate exchange, commodity exchange or any other similar arrangement under which the net obligations or liabilities of Labatt or such Labatt Subsidiary are in excess of C$15,000,000 for any single arrangement or C$75,000,000 in the aggregate for all such arrangements;

          (vii) Contract granting a material Lien upon any Labatt Property or any other asset;

          (viii) Contract providing for indemnification of any person with respect to material liabilities relating to any current or former business of Labatt, a Labatt Subsidiary or any predecessor person;

          (ix) confidentiality agreement that would prevent Labatt or any

     Labatt Subsidiary from operating its business in substantially the same manner as heretofore conducted;

          (x) Contract with any customer of Labatt or a Labatt Subsidiary that would be among Labatt's and the Labatt Subsidiaries' top five customers after giving effect to the Restructuring, based on the amount of sales to such customer during Labatt's fiscal year ended December 31, 2003;

          (xi) Contract for the sale of any asset of Labatt or a Labatt

     Subsidiary entered into in the last four years (other than inventory sales in the ordinary course of business) or the grant of any preferential rights to purchase any such asset or requiring the consent of any party to the transfer thereof, other than any such Contract entered into in the ordinary course of business after the date of this

     Agreement and not in violation of this Agreement;

          (xii) Contract for any joint venture, partnership or similar arrangement; or

                                                                            25

          (xiii) any other Contract that has an aggregate future liability

     (whether absolute or contingent) to any person (other than Labatt or a

     Labatt Subsidiary) in excess of C$15,000,000 for any single Contract or

     C$75,000,000 in the aggregate for all such Contracts and is not terminable by Labatt or a Labatt Subsidiary by notice of not more than 60 days for a cost of less than C$15,000,000 for any single Contract or

     C$75,000,000 in the aggregate for all such Contracts (other than purchase orders and sales orders).

          (b) Except as set forth in Schedule 4.10, all Contracts required to be listed in Schedule 4.10 (the "Labatt Contracts") are valid, binding and in full force and effect and are enforceable by Labatt or the applicable Labatt

Subsidiary in accordance with their terms. Except as set forth in Schedule

4.10, Labatt or the applicable Labatt Subsidiary has performed all obligations required to be performed by it to date under the Labatt Contracts, and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder and, to the knowledge of Interbrew and Labatt, no other party to any Labatt Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Labatt Material Adverse Effect.

Except as set forth in Schedule 4.10, none of Interbrew, Mergeco, Labatt and its subsidiaries has received any notice of the intention of any party to terminate any Labatt Contract. Except as set forth on Schedule 4.10, complete and correct copies of all Labatt Contracts, together with all modifications and amendments thereto, have been made available to AmBev.

          SECTION 4.11. Labatt Permits. (a) Except as set forth in Schedule

4.11, (i) all material certificates, licenses, permits, authorizations and approvals ("Labatt Permits") issued or granted to Labatt or a Labatt

Subsidiary or required in the conduct of the Acquired Business after giving effect to the Restructuring are validly held by Labatt or a Labatt Subsidiary,

and Labatt or the applicable Labatt Subsidiary has complied in all material respects with all terms and conditions thereof, (ii) during the past five years, none of Interbrew, Mergeco, Labatt and its subsidiaries has received written notice of any suit, action or proceeding (a "Proceeding") relating to the suspension, revocation, modification or nonrenewal of any such Labatt

Permits the loss of which, individually or in the aggregate, has had or would reasonably be expected to have a Labatt Material Adverse Effect, and (iii)

none of such Labatt Permits will be subject to suspension, modification,

revocation or nonrenewal as a result of the execution and delivery of this

Agreement or the consummation of the Transactions.

          (b) Labatt and the Labatt Subsidiaries possess or have applied for all Labatt Permits to own or hold under lease and operate their respective assets and to conduct their business as currently conducted, other than such

Labatt Permits the absence of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Labatt Material Adverse

Effect.

          SECTION 4.12. Insurance. Except as set forth in Schedule 4.12,

Labatt and the Labatt Subsidiaries maintain or are covered under policies of fire and casualty, liability and other forms of insurance in such amounts,

with such deductibles and against

                                                                            26

such risks and losses as are, in Labatt's judgment, reasonable for the business and assets of Labatt and the Labatt Subsidiaries.

          SECTION 4.13. Taxes. Except as set forth in Schedule 4.13:

          (a) (i) Labatt and each of the Labatt Subsidiaries has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns required to be filed by the Act or by applicable provincial, local or foreign tax laws and has duly, completely and correctly reported or caused to be reported all income and all other amounts and information required to be reported thereon, (ii) all Taxes with respect to taxable periods covered by such Tax Returns, and all other Taxes for which

Labatt or any of the Labatt Subsidiaries is or might otherwise be liable have been timely paid in full or will be timely paid in full by the due date thereof and the most recent audited Labatt Financial Statements for Labatt reflect an adequate reserve for all Taxes payable by Labatt and the Labatt

Subsidiaries for all taxable periods and portions thereof through the date of such financial statements, and (iii) no material liens for Taxes exist with respect to any of the assets or properties of Labatt or any of the Labatt

Subsidiaries.

          (b) Labatt has made available to AmBev documents relating to the most recent audits or examinations of Labatt and the Labatt Subsidiaries by any Taxing Authority in respect of Federal, foreign and material provincial and local Taxes for all taxable periods for which the relevant period in which any Taxing Authority may assess or otherwise impose any Tax (referred to herein as the "statute of limitations") has not yet expired.

          (c) Each material deficiency resulting from any audit or examination relating to Taxes by any Taxing Authority has been timely paid. No material issues relating to Taxes have been raised by the relevant Taxing Authority in any audit or examination which have not yet been resolved. The normal reassessment period has expired or the relevant statute of limitations is closed with respect to the Federal income Tax Returns of Labatt and the Labatt

Subsidiaries for all years through 1996, with respect to Ontario income Tax

Returns of Labatt and the Labatt Subsidiaries for all years through 1996, and with respect to Quebec income Tax Returns of Labatt and the Labatt

Subsidiaries for all years through 1995.

          (d) Neither Labatt nor any of the Labatt Subsidiaries is party to or bound by any material tax sharing agreement, tax indemnity obligation in favor of any person other than Labatt or a Labatt Subsidiary or similar agreement in favor of any person other than Labatt or a Labatt Subsidiary with respect to

Taxes (including any advance pricing agreement, closing agreement or other similar material agreement relating to Taxes with any Taxing Authority).

          (e) Neither Labatt nor any of the Labatt Subsidiaries shall be required to include in a taxable period ending after the Closing Date a material amount of net taxable income (after taking into account deductions claimed for such a period that relate to a prior period) attributable to income that accrued in a prior taxable period but that was not included in taxable income for a prior taxable period.

                                                                            27

          (f) (i) There are no material outstanding agreements or waivers extending, or having the effect of extending, the statutory period of limitation applicable to any material Tax returns required to be filed with respect to Labatt or any of the Labatt Subsidiaries, (ii) neither Labatt nor any of the Labatt Subsidiaries has requested any extension of time within which to file any material Tax return, which return has not yet been filed,

and (iii) no power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of Labatt or any of the Labatt

Subsidiaries. Labatt has made available to AmBev all material elections,

designations and similar filings relating to Taxes that have effect for any period ending after the Closing Date.

          (g) Labatt has made available to AmBev for inspection (i) complete and correct copies of all material Tax Returns of Labatt and the Labatt

Subsidiaries relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired and (ii) complete and correct copies of all material tax rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices,

protests, petitions, closing agreements, settlement agreements, pending ruling requests, and any similar documents in the possession of Labatt and the Labatt

Subsidiaries, submitted by, received by or agreed to by or on behalf of Labatt or any of the Labatt Subsidiaries relating to Taxes for all taxable periods for which the statute of limitations has not yet expired.

          (h) Schedule 4.13 sets forth the amounts that would have been

Labatt's (or the applicable Labatt Subsidiary's) adjusted cost base for purposes of the Act of the shares of Femsa Cerveza and ELH (which owns Labatt

USA) had there been no dividends or other distributions received by Labatt (or a Labatt Subsidiary) in respect of such shares.

          (i) None of Sections 78, 80, 80.01, 80.02, 80.03 or 80.04 of the

Act, or any equivalent provision of the Tax legislation of any province or any other jurisdiction, have applied or will apply to Labatt or any of the Labatt

Subsidiaries at any time up to and including the Closing Date.

          (j) None of Labatt or any of the Labatt Subsidiaries has acquired property from a non-arm's length person, within the meaning of the Act, for consideration, the value of which is less than the fair market value of the property acquired in circumstances which could subject it to a liability under

Section 160 of the Act.

          (k) Each of Labatt and the Labatt Subsidiaries that are required to be registered under subdivision (d) of Division V of Part IX of the Excise Tax

Act (Canada) with respect to the goods and services tax and harmonized sales tax and under Division I of Chapter VIII of Title I of the Quebec Sales Tax

Act with respect to the Quebec sales tax, are so duly registered.

          SECTION 4.14. Proceedings. Schedule 4.14 sets forth a list as of the date of this Agreement of each pending or, to the knowledge of Interbrew and

Labatt, threatened Proceeding or claim with respect to which Interbrew,

Mergeco, Labatt or any

                                                                            28

of their respective subsidiaries has been contacted in writing by a

Governmental Entity (other than a Taxing Authority) or counsel for the plaintiff or claimant or against or affecting Labatt or any of the Labatt

Subsidiaries and that (a) relates to or involves more than C$15,000,000 for any single Proceeding or C$75,000,000 in the aggregate for any group of related Proceedings, (b) seeks any material injunctive relief, (c) relates to the Transactions or (d) relates to the Femsa Cerveza Interest. Except as set forth in Schedule 4.14, none of the Proceedings or claims listed in Schedule

4.14 as to which there is a reasonable possibility of adverse determination would, if so determined, individually or in the aggregate, reasonably be expected to have a Labatt Material Adverse Effect. To the knowledge of

Interbrew and Labatt, except as set forth in Schedule 4.14, neither Labatt nor any Labatt Subsidiary is a party or subject to or in default under any material Judgment. Except as set forth in Schedule 4.14, there is not any

Proceeding or claim by Labatt or any of the Labatt Subsidiaries pending, or which Labatt or any of the Labatt Subsidiaries intends to initiate, against any other person that (a) relates to or involves more than C$15,000,000 for any single Proceeding or C$75,000,000 in the aggregate for any group of related Proceedings or (b) seeks any material injunctive relief. Except as set forth in Schedule 4.14, to the knowledge of Interbrew and Labatt, there is no investigation pending or threatened in writing of or affecting Labatt or any

Labatt Subsidiary by any Governmental Entity.

          SECTION 4.15. Compensation and Benefit Plans. (a) Schedule 4.15

contains a list or brief description of each bonus, pension, profit sharing,

deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock,

performance, retirement, thrift, savings, stock bonus, cafeteria, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical or other welfare benefit or other material plan, program, policy, practice or arrangement, whether oral or written,

formal or informal, funded or unfunded, insured or uninsured, registered or unregistered, to which Labatt or any Labatt Subsidiary is a party to or bound by or under which Labatt or any Labatt Subsidiary has any liability (whether present or future, absolute or contingent) with respect to any present or former officers, employees, agents, directors or independent contractors of

Labatt or any Labatt Subsidiary (each a "Participant") or their spouses,

dependants, survivors or beneficiaries (collectively, "Beneficiaries"),

whether or not subject to any Applicable Law (all of the foregoing being herein called "Benefit Plans", except that the term "Benefit Plans" will not include any statutory plans which Labatt or the Labatt Subsidiaries are required to participate in or comply with, including the Canadian and Quebec

Pension Plans and plans administered pursuant to applicable health tax,

workplace safety insurance and employment insurance legislation). Labatt has delivered to AmBev true, complete and correct copies of each Benefit Plan as amended to date (or, in the case of any unwritten Benefit Plans, descriptions thereof), together with (i) all documents establishing, creating or amending each of the Benefit Plans, (ii) all financial statements, accounting statements and/or reports for each of the last three years, (iii) the three most recent information returns or material correspondence relating to compliance filed with or delivered to any Governmental Entity within the last three years with respect to each Benefit Plan, (iv) the most recent summary plan description (or similar document) for each Benefit Plan for which such a summary plan description is required by Applicable Law or was otherwise provided to Participants or Beneficiaries,

                                                                            29

(v) each trust agreement and insurance or annuity contract or other funding or financing arrangement relating to any Benefit Plan, (vi) where the Benefit

Plan is intended to be, or is required to be, registered or qualified under any Applicable Law, a copy of the most recent letter(s) received from applicable Governmental Entities confirming registration or qualification of such Benefit Plan and any applicable amendments to such Benefit Plan, and

(vii) the two most recent actuarial valuation reports, if any, for each

Benefit Plan. To the knowledge of Interbrew and Labatt, each item described in the immediately preceding clauses (ii) through (iv) was as of its date and is true, complete and correct in all material respects. The information supplied to the plan actuary by Labatt and any Labatt Subsidiary from its own books and records and, to the knowledge of Interbrew and Labatt, from third parties, for use in preparing the actuarial valuation reports described in the immediately preceding clause (vii) was complete and accurate in all material respects.

None of Interbrew, Mergeco and Labatt has any reason to believe that the conclusions expressed in the actuarial valuation reports described in clause

(vii) are incorrect. Except as set forth in Schedule 4.15, Labatt and the

Labatt Subsidiaries have no formal plan and have made no promise or commitment, whether legally binding or not, to create any additional Benefit

Plan or to improve or change the benefits provided under any Benefit Plan.

          (b) Labatt and the Labatt Subsidiaries have complied with all of their obligations in respect of the Benefit Plans. Each Benefit Plan is and has been established, registered (where required), qualified, administered and invested in all material respects in compliance with the terms thereof, all applicable collective bargaining agreements and Applicable Law. All reports,

returns and similar documents with respect to the Benefit Plans required to be filed with any Governmental Entity or distributed to any Benefit Plan participant have been duly and timely filed or distributed and, to the knowledge of Interbrew and Labatt, all reports, returns and similar documents actually filed or distributed were true, complete and correct in all material respects. There are no pending, or to the knowledge of Interbrew and Labatt,

threatened, investigations by any Governmental Entity, termination proceedings or other claims (except routine claims for benefits payable under the Benefit

Plans) or Proceedings against or involving any Benefit Plan or asserting any rights to or claims for benefits under any Benefit Plan that could give rise to any material liability, and there are not any facts or circumstances that could give rise to any material liability in the event of any such investigation, claim or Proceeding.

          (c) Except as set forth in Schedule 4.15, (i) all contributions,

premiums and payments required to be paid or remitted to or in respect of each

Benefit Plan have been paid or remitted in a timely fashion in accordance with the terms of the Benefit Plans, any applicable collective bargaining agreement and all Applicable Law and no Taxes, penalties or fees are owing or eligible under any Benefit Plan, (ii) there are no going concern unfunded actuarial liabilities, past service unfunded liabilities or solvency deficiencies respecting any of the Benefit Plans, (iii) any withdrawals or transfers of assets from any Benefit Plan which were not made with the consent of any applicable Participant, have been made in accordance with the valid terms of such Benefit Plan, any applicable collective bargaining agreements and all

Applicable Law and occurred with the consent of any applicable Governmental

Entity (where required), (iv) no distributions,

                                                                            30

transfers or other payments (including payments of fees and expenses) have been made from the assets of the Benefit Plans to any person in breach of the terms of the Benefit Plan, any applicable collective bargaining agreement or

Applicable Law and (v) none of the Benefit Plans, or any insurance contract relating thereto, requires or permits a retroactive increase in premiums or payments, or require additional premiums or payments on termination of the

Benefit Plan, or any insurance contract relating thereto. All contributions,

premiums and payments required to be paid or remitted to or in respect of and payments from, the Benefit Plans, for any period ending before the Closing

Date that are not yet, but will be, required to be made, will be properly accrued and reflected in the Labatt Financial Statements.

          (d) Each Benefit Plan required to have been approved by any

Governmental Entity has been so approved or timely submitted for approval; no such approval has been revoked, and, to the knowledge of Interbrew and Labatt,

revocation has not been threatened and no event has occurred and no circumstances exist that would adversely affect the tax-qualification of such

Benefit Plan, materially increase its cost or require security therefor.

          (e) None of Labatt, any Labatt Subsidiary or, to the knowledge of

Interbrew and Labatt, any trustee, administrator or other fiduciary of any

Benefit Plan or any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or has failed to act so as to,

subject Labatt, any Labatt Subsidiary or any trustee, administrator or other fiduciary to any liability for material breach of fiduciary duty under

Applicable Law.

          (f) None of the Benefit Plans is a multi-employer or multi-unit plan as defined by Applicable Law and Labatt and the Labatt Subsidiaries are the

only employers which sponsor or participate in the Benefit Plans.

          (g) Except with respect to Benefit Plans that provide severance or vacation benefits, Schedule 4.15 discloses whether each Benefit Plan that is a non-pension/group insurance plan (a "Labatt Welfare Plan") is (i) unfunded,

(ii) funded or (iii) insured. Each such Labatt Welfare Plan may be amended or terminated without material liability to Labatt at any time after the Closing

Date. Except as disclosed in Schedule 4.15, no Labatt Welfare Plan provides benefits after termination of employment except where the cost thereof is borne entirely by the former Participant (or his or her eligible

Beneficiaries) or as required by Applicable Law.

          (h) No Participant will be entitled to any additional compensation,

severance or other benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan or Contract as a result of the execution of this Agreement or the consummation of the

Transactions (alone or in combination with any other event) or any compensation or benefits under any Benefit Plan or Contract the value of which will be calculated on the basis of any of the Transactions (alone or in

                                                                            31

combination with any other event), except as expressly provided in this

Agreement or as disclosed in Schedule 4.15. Except as disclosed in Schedule

4.15, the execution and delivery of this Agreement and the consummation of the

Transactions (alone or in combination with any other event) and compliance with the provisions of this Agreement do not and will not require, or result in the acceleration of, the funding (whether through a grantor trust or otherwise) of, or increase the cost of, any Benefit Plan, Contract or any other employment arrangement.

          (i) Neither Labatt nor any Labatt Subsidiary has any material liability or obligations, including under or on account of a Benefit Plan or

Contract, arising out of the hiring of persons to provide services to Labatt or any Labatt Subsidiary and treating such persons as consultants or independent contractors and not as employees of Labatt or any Labatt

Subsidiary.

          (j) During the period beginning on the end of the plan year covered by the most recent actuarial report required to be provided under Section

4.15(a)(vii) and ending on the date of this Agreement, there has been no material change (i) in any actuarial or other assumption used to calculate funding obligations with respect to any Benefit Plan, except as required by

Applicable Law or as recommended by Labatt's Benefit Plan actuary, or (ii) in the manner in which contributions to any Benefit Plan are made or the basis on which such contributions are determined.

          (k) Except as disclosed in Schedule 4.15, no Benefit Plan, or the funding medium in respect thereof, has been merged with any other benefit plan or received a transfer of assets from another plan and no conditions have been imposed by a Governmental Entity and no undertakings or commitments have been given to any Participant or to any Governmental Entity concerning the use of assets relating to any Benefit Plan or any related funding medium.

          (l) All Participant data necessary to administer each Benefit Plan is in the possession of Labatt or a Labatt Subsidiary and is in a form which is sufficient for the proper administration of the Benefit Plan in accordance with its terms and all Applicable Law and such data is, to the knowledge of

Interbrew and Labatt, complete and correct in all material respects.

          (m) There does not exist as of the date of this Agreement, nor do any circumstances exist as of the date of this Agreement that are reasonably expected to result in, any Employee Benefits Liability at or after the

Closing, whether under any Benefit Plan or otherwise. "Employee Benefits

Liability" means any liability of Labatt, or any entity required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code with

Labatt, under (i) Sections 302, 405, 409 or Title IV of ERISA, (ii) Section

412, 4971 or 4975 of the Code or (iii) Sections 601 et. seq. and 701 et seq.

of ERISA and Section 4980B and Sections 9801 et seq. of the Code.

          (n) ELH and its subsidiaries shall be deemed not to be Labatt

Subsidiaries for purposes of this Section 4.15.

          SECTION 4.16. Absence of Changes or Events. Except as disclosed in the Labatt Financial Statements, as contemplated in the Restructuring Plan or as set forth in Schedule 4.16, since December 31, 2003, Labatt and the Labatt

Subsidiaries have

                                                                            32

conducted their business only in the ordinary course

consistent with past practice, and there has not been:

          (a) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a

     Labatt Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Labatt Capital Stock, or any repurchase for value by Labatt of any

     Labatt Capital Stock or Rights of Labatt;

          (c) any issuance, split, combination or reclassification of any

     Labatt Capital Stock; or

          (d) any change in accounting methods, principles or practices by

     Labatt or any of its subsidiaries materially affecting the consolidated assets, liabilities or results of operations of Labatt, except insofar as may have been required by an applicable change in Canadian GAAP or

     Applicable Law.

          SECTION 4.17. Compliance with Applicable Laws. (a) Except as set forth in Schedule 4.17, Labatt and the Labatt Subsidiaries are in compliance with all Applicable Laws, including those relating to occupational health and safety, except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Labatt

Material Adverse Effect. Except as set forth in Schedule 4.17, none of

Interbrew, Mergeco, Labatt or any of their respective subsidiaries has received any written communication or notice during the past three years, from any person that alleges that Labatt or a Labatt Subsidiary is not in compliance in any material respect with any Applicable Law. To the knowledge of Interbrew and Labatt, the current use by Labatt and the Labatt Subsidiaries of the plants, offices and other facilities located on Labatt Properties does not violate any local zoning or similar land use or government regulations in any material respect. This Section 4.17(a) does not relate to matters with respect to Taxes, which are the subject of Section 4.13, or to environmental matters, which are the subject of Section 4.17(b).

          (b) Except as set forth in Schedule 4.17, (i) none of Interbrew,

Mergeco and Labatt and its subsidiaries has received any written communication from any person that alleges that Labatt or any Labatt Subsidiary is not in compliance in any material respect with any Environmental Law or subject to material liability under any Environmental Law, the substance of which communication has not been materially resolved, (ii) Labatt and the Labatt

Subsidiaries hold, and are in compliance in all material respects with, all material Labatt Permits required for Labatt and the Labatt Subsidiaries to conduct their respective businesses under Environmental Laws as currently conducted, and are in material compliance with all Environmental Laws, and no material expenditures are expected in order to maintain compliance with

Environmental Laws or any proposed amendments thereto, (iii) neither Labatt nor any of the Labatt Subsidiaries has any material contingent liabilities including any assumed, whether by

                                                                            33

contract or operation of law, liabilities or obligations, in connection with any Hazardous Materials (including exposure to asbestos-containing material)

or arising under any Environmental Laws in connection with their respective businesses or any formerly owned or operated divisions, subsidiaries, or companies, and (iv) to the knowledge of Interbrew and Labatt, there have been no Releases of Hazardous Materials on, at or under any of Labatt Properties or any other property or facility formerly owned, leased or operated by Labatt,

any of the Labatt Subsidiaries or any of their respective predecessors that would reasonably be expected to result in any material liability.

          (c) (i) The occupancies and uses of the Labatt Properties, as well as the development, construction, management, maintenance, servicing and operation of the Labatt Properties, comply with all Applicable Laws and are not in violation of any thereof, and all certificates of occupancy and all other Labatt Permits required by Applicable Law for the proper use and operation of the Labatt Properties are in full force and effect, (ii) all approvals, consents, Labatt Permits, utility installations and connections required for the development, construction, maintenance, operation and servicing of the Labatt Properties have been granted, effected, or performed and completed (as the case may be), and all fees and charges therefor have been fully paid and (iii) none of Interbrew, Mergeco and Labatt and its subsidiaries has received written notice of, or otherwise has knowledge of,

any violations, Proceedings or Judgments relating to zoning, building use and occupancy, traffic, fire, health, sanitation, air pollution, ecological,

environmental or other laws or regulations, against, or with respect to, the

Labatt Properties, except in the case of each of clauses (i), (ii) and (iii),

individually or in the aggregate, as are not and would not reasonably likely to be material to the conduct of the business of Labatt and the Labatt

Subsidiaries.

          SECTION 4.18. Employee and Labor Matters. Except as set forth in

Schedule 4.18: (i) there is not any, and during the past five years there has not been any, labor strike, dispute, work stoppage, work disruption or lockout pending, or, to the knowledge of Interbrew and Labatt, threatened, against or affecting Labatt or any Labatt Subsidiary; (ii) to the knowledge of Interbrew and Labatt, no union organizational campaign is in progress with respect to the employees of Labatt or any Labatt Subsidiary and no question or dispute concerning representation by a union of such employees exists, including any pending or, to the knowledge of Interbrew and Labatt, threatened applications for certification of a union; (iii) neither Labatt nor any Labatt Subsidiary is engaged in any unfair labor practice; (iv) there are not any unfair labor practice charges or complaints against Labatt or any of the Labatt

Subsidiaries pending, or, to the knowledge of Interbrew and Labatt,

threatened, before a labor relations board or other tribunal; (v) there are not any pending, or, to the knowledge of Interbrew and Labatt, threatened,

union grievances against Labatt or any Labatt Subsidiary as to which there is a reasonable possibility of adverse determination and that, if so determined,

individually or in the aggregate, could reasonably be expected to result in material liability to Labatt or a Labatt Subsidiary; (vi) there are not any pending, or, to the knowledge of Interbrew and Labatt, threatened, charges against Labatt or any of the Labatt Subsidiaries or any of their current or former employees before any Governmental Entity responsible for the prevention of unlawful employment practices; (vii) none of Interbrew, Mergeco and Labatt and its subsidiaries has received written communication during the past five years

                                                                            34

of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation of or affecting Labatt or any of the Labatt Subsidiaries and, to the knowledge of Interbrew and

Labatt, no such investigation is in progress; (viii) all current assessments under applicable workers' compensation legislation have been paid or accrued by Labatt or any Labatt Subsidiary and such entities have not been and are not subject to any special or penalty assessment under such legislation which has not been paid, and (ix) none of Labatt or the Labatt Subsidiaries has entered into any covenant or undertaking with any Governmental Entity restricting the right of Labatt or any Labatt Subsidiary to terminate the employment of its employees, except, in the case of each of clauses (iii), (iv), (v), (vi) and

(vii), individually or in the aggregate, as are not and would not reasonably likely to be material to the conduct of the business of Labatt and the Labatt

Subsidiaries.

          SECTION 4.19. Sufficiency of Assets. Following the Closing, neither

Interbrew nor any subsidiary of Interbrew (other than Labatt or a Labatt

Subsidiary) will own any of the assets that are primarily related to the conduct of the Acquired Business in substantially the same manner as heretofore conducted and the assets owned by Labatt or the Labatt Subsidiaries will be sufficient for the conduct of the Acquired Business immediately following the Closing in substantially the same manner as heretofore conducted.

          SECTION 4.20. Private Offering. None of Interbrew, Mergeco, Labatt,

their respective affiliates and their respective representatives has issued,

sold or offered any security of Labatt to any person under circumstances that would cause the sale of the Labatt Shares, as contemplated by this Agreement,

to be subject to the registration requirements of the Securities Act. None of

Interbrew, Mergeco, Labatt Holdco, Labatt, their respective affiliates and their respective representatives will offer the Labatt Shares or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Labatt Shares subject to the registration requirements of Section

5 of the Securities Act. Assuming the representations of AmBev contained in

Section 2.07 are true and correct, the sale and delivery of the Labatt Shares hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.

                                  ARTICLE V

                                   Covenants

          SECTION 5.01. Covenants Relating to Conduct of Business of AmBev,

Interbrew and Mergeco. (a) AmBev shall not, and shall not permit any of its wholly owned subsidiaries to, and Interbrew shall not, and shall not permit

Mergeco, Labatt Holdco, Labatt and its subsidiaries, and the other wholly owned subsidiaries of Interbrew to, take any action that would, or that could reasonably be expected to, result in any of the conditions set forth in

Article VI not being satisfied.

          (b) Prior to the Closing, Mergeco shall not (i) engage in any business or activity other than the ownership of the Labatt Holdco Shares and any activities

                                                                            35

incidental thereto, in accordance with this Agreement and the Operative

Agreements, (ii) create, incur or permit to exist any debt or other monetary liability to third parties or any Liens upon any of its assets or (iii)

liquidate or dissolve, or merge into or consolidate with, or sell or otherwise transfer any of its assets to, any other person, other than as contemplated by this Agreement (including the Restructuring).

          (c) Interbrew, Labatt and AmBev shall use their respective commercially reasonable efforts to negotiate in good faith and agree prior to the Closing one or more new intercompany agreements between Labatt and the

Labatt Subsidiaries, on the one hand, and Interbrew and its subsidiaries, on the other hand, or enter into modifications or amendments to any such existing intercompany agreements, as may be necessary or advisable, in each case on mutually agreeable terms, provided that Labatt shall have the unconditional right to terminate the agreements listed as Items 1 and 2 in Schedule

4.10(a)(xiii) after the Closing at no cost to it.

          (d) Prior to the Closing, Interbrew and AmBev shall use their respective commercially reasonable efforts to negotiate in good faith a management agreement on mutually agreeable terms pursuant to which Interbrew would manage Labatt USA following the Closing.

          (e) As soon as practicable following the Closing Date, Interbrew and

AmBev shall, and shall cause their subsidiaries to, use their respective commercially reasonable efforts to negotiate in good faith licensing agreements between them as may be necessary or desirable, on terms to be mutually agreed.

          (f) After the Closing Date, to the extent Interbrew continues to own a majority of the equity interests in Labatt USA or Cerbuco, at AmBev's request, Interbrew shall offer AmBev the opportunity to make a minority investment in Labatt USA or make an investment in, or acquire, Cerbuco, each on terms to be mutually agreed.

          SECTION 5.02. Covenants Relating to Conduct of Business of Labatt.

(a) Except as otherwise expressly permitted or required by the terms of this

Agreement (including the Restructuring Plan) and the Operative Agreements,

from the date of this Agreement to the Closing, Interbrew shall cause the business of Labatt and the business of its subsidiaries to be conducted in the usual, regular and ordinary course in substantially the same manner as previously conducted (including with respect to research and development efforts, advertising, promotions, capital expenditures and inventory levels)

and use all commercially reasonable efforts to keep intact their respective businesses, keep available the services of their current employees and preserve their relationships with customers, suppliers, licensors, licensees,

distributors and others with whom they deal to the end that their respective businesses shall be unimpaired at the Closing, provided that Labatt shall be permitted to, and shall use its commercially reasonable efforts in consultation with AmBev to, conduct the business of Labatt and the Labatt

Subsidiaries in a manner such that such businesses do not provide

"transportation services" or "financial services" (as such terms are defined for purposes of Section 14.1(5) of the Investment Canada Act) to third parties and are not a "cultural business" (as such term is defined for purposes of

Section 14.1(5) of the Investment

                                                                            36

Canada Act). In addition (and without limiting the generality of the foregoing), except as otherwise expressly permitted or required by the terms of this Agreement (including pursuant to the Restructuring Plan and as set forth on Schedule 5.02 and subject to Section 5.06, as necessary to comply with the Antitrust Laws), from the date of this Agreement to the Closing,

Labatt shall not, and shall not permit any of the Labatt Subsidiaries to, and

Interbrew shall not, and shall not permit any of Labatt and the Labatt

Subsidiaries to, do any of the following without the prior written consent of

AmBev:

          (i) amend its charter documents or by-laws;

          (ii) declare or pay any dividend or make any other distribution to its shareholders whether or not upon or in respect of any shares of its capital stock; provided, however, that dividends and distributions may continue to be made by subsidiaries to their parents or to other subsidiaries in amounts and at times consistent with past practice;

          (iii) redeem or otherwise acquire any shares of its capital stock or issue any shares of its capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

          (iv) except as otherwise contemplated by this Agreement or as required to ensure that any Benefit Plan is not then out of compliance with Applicable Law or to comply with any Contract or Benefit Plan entered into prior to the date hereof, (A) adopt, enter into, terminate or amend (I) any collective bargaining agreement or Benefit Plan or (II)

     any Contract (including an employment or severance agreement) or other agreement, plan or policy involving Labatt or any Labatt Subsidiary and one or more Participants, (B) increase in any manner the compensation,

     bonus, including any incentive or performance award, or fringe or other benefits of, or pay any bonus, including any incentive or performance award, of any kind or amount whatsoever to, any current Participant,

     except for any planned salary increases and payment of bonuses, each as described in Schedule 5.02(a)(iv), (C) pay any benefit or amount not required under any Benefit Plan, Contract or collective bargaining agreement as in effect on the date of this Agreement, other than as contemplated in clause (B), (D) grant or pay any severance or termination pay or increase in any manner the severance or termination pay of any

     Participant, (E) grant any awards under any bonus, incentive, performance or other Benefit Plan, other than as contemplated in clause (B), (F) take any action to fund or in any other way secure the payment of compensation or benefits under any Benefit Plan or Contract, (G) take any action to accelerate the vesting or payment of any compensation or benefit under any Benefit Plan or Contract, except as required under the terms of such

     Benefit Plan or Contract or (H) materially change any actuarial or other assumption used to calculate funding obligations with respect to any

     Benefit Plan, except as recommended by Labatt's Benefit Plan actuary, or change the manner in which contributions to any Benefit Plan are made or the basis on which such contributions are determined;

                                                                            37

          (v) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than (A) in the ordinary course of business and consistent with past practice, (B) liabilities and obligations incurred in connection with the restructuring or refinancing (including the

     Restructuring) of existing indebtedness for borrowed money (provided the aggregate principal amount thereof is not increased by any material amount) and (C) as, individually or in the aggregate, would not be material to Labatt and the Labatt Subsidiaries, taken as a whole;

          (vi) permit, allow or suffer any of its assets to become subjected to any material Lien of any nature;

          (vii) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value owed to, or held by, Labatt or the Labatt Subsidiaries;

          (viii) pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with any of its affiliates, except for (A) intercompany transactions between Labatt and its subsidiaries and between such subsidiaries, and

     (B) dividends and distributions permitted under clause (ii) above;

          (ix) make any change in any method of accounting or accounting practice or policy other than (A) those required by Canadian GAAP or

     Applicable Law and (B) a closing of the books of Labatt and its subsidiaries immediately before the Closing;

          (x) acquire by amalgamating, merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

          (xi) make or incur any capital expenditures, including the acquisition of material assets (but excluding purchases of inventory in the ordinary course of business), that is in the aggregate in excess of

     C$75,000,000;

          (xii) sell, lease, license or otherwise dispose of any of its assets that are material, individually or in the aggregate, to Labatt and the

     Labatt Subsidiaries, taken as a whole, except inventory and obsolete or excess equipment sold in the ordinary course of business consistent with past practice;

          (xiii) authorize any of, or commit or agree to take, whether in writing or otherwise, to do any of, the foregoing actions; or

          (xiv) (A) make or change any material tax election or tax accounting method or (B) settle or compromise any material tax claim or assessment

     (other than, in the case of clause (B), in respect of any matter disclosed in Schedule 4.13).

                                                                            38

          (b) Consultation. To the extent permitted by Applicable Law, in connection with the continuing operation of the business of AmBev, on the one hand, and Interbrew, Labatt and the Labatt Subsidiaries, on the other hand,

between the date of this Agreement and the Closing, AmBev and Interbrew shall use their respective commercially reasonable efforts to consult in good faith on a bi-weekly basis with the representatives of the other to report material operational developments and the general status of ongoing operations pursuant to procedures agreed by Interbrew and AmBev. Each of AmBev and Interbrew acknowledges that any such consultation shall not constitute a waiver by it of any rights it may have under this Agreement or any Operative Agreement, and that it shall not have any liability or responsibility for any actions of the other or any of the other's officers or directors with respect to matters that are the subject of such consultations unless such person expressly consents to such action in writing.

          SECTION 5.03. No Solicitation. (a) Each of Interbrew and Labatt

agrees that for the period beginning on the date hereof and ending on (x) if the Closing is completed in accordance herewith, the Closing Date or (y) if the Closing is not completed in accordance herewith, the second anniversary of the termination of this Agreement in accordance with its terms, neither it nor any of its affiliates nor any officer, director or employee of it or its affiliates or any investment banker, attorney, accountant or other representative of Interbrew (the "Interbrew Representatives"), acting alone or as part of a group, will, directly or indirectly (i) solicit, initiate or encourage any Other Labatt Bid, (ii) enter into any agreement with respect to any Other Labatt Bid, (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Other Labatt

Bid or (iv) disclose any intention or plan inconsistent with the foregoing.

Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Interbrew

Representative, whether or not such person is purporting to act on behalf of

Interbrew or Labatt or otherwise, shall be deemed to be a breach of this agreement by Interbrew and Labatt. Interbrew shall promptly advise AmBev orally and in writing of any Other Labatt Bid or any inquiry with respect to or which could lead to any Other Labatt Bid and the identity of the person making any such Other Labatt Bid or inquiry. The term "Other Labatt Bid" shall mean any proposal for an amalgamation, merger or other business combination,

sale of securities, sale of substantial assets, joint venture or similar transaction involving Labatt or any of its subsidiaries.

          (b) AmBev agrees that for the period beginning on the date hereof and ending on (x) if the Closing is completed in accordance herewith, the

Closing Date or (y) if the Closing is not completed in accordance herewith,

the second anniversary of the termination of this Agreement in accordance with its terms, neither it nor any of its affiliates nor any officer, director or employee of it or its affiliates or any investment banker, attorney,

accountant or other representative of AmBev (the "AmBev Representatives"),

acting alone or as part of a group, will, directly or indirectly, (i) acquire or offer or agree to acquire, directly or indirectly, by purchase or otherwise, any equity securities or securities convertible into equity securities of Interbrew or any of its affiliates or subsidiaries, (ii) propose to enter into, directly or indirectly, any merger or

                                                                            39

business combination involving Interbrew or any of its subsidiaries, (iii)

otherwise seek to influence or control, in any manner whatsoever (including proxy solicitation or otherwise), the management or policies of Interbrew or any of its Subsidiaries, (iv) solicit, initiate or encourage any AmBev Bid,

(v) enter into any agreement with respect to any AmBev Bid, (vi) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any AmBev Bid, (vii) assist, advise or encourage

(including by knowingly providing or arranging financing for that purpose) any other person in doing any of the foregoing, or (viii) disclose any intention or plan inconsistent with the foregoing. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any AmBev Representative, whether or not such person is purporting to act on behalf of AmBev or otherwise, shall be deemed to be a breach of this

Agreement by AmBev. AmBev shall promptly advise Interbrew orally and in writing of any AmBev Bid or any inquiry with respect to, or which could lead to, any AmBev Bid and the identity of the person making any such AmBev Bid or inquiry. The term "AmBev Bid" shall mean any proposal for an amalgamation,

merger or other business combination, sale of securities, sale of substantial assets, joint venture, or similar transaction involving AmBev.

          SECTION 5.04. Access to Information. (a) After the date hereof until the Closing, upon reasonable notice and (i) subject to (x) Applicable Law and

(y) any confidentiality obligation or undertaking binding on a person or (ii)

except where disclosure would undermine or void applicable legal privilege,

Interbrew shall, and shall cause Labatt and its subsidiaries to, afford to

AmBev and its officers, employees, accountants, financial advisors, counsel and other representatives such access throughout the period prior to the

Closing, to the books, records, offices, properties, personnel and Tax Returns of Labatt and its subsidiaries and to such other information as AmBev and its representatives may reasonably request, and, during such period shall furnish promptly to AmBev any information concerning Labatt or any of its subsidiaries as AmBev or its representatives may reasonably request.

          (b) After the date hereof until the Closing, upon reasonable notice and (i) subject to (x) Applicable Law and (y) any confidentiality obligation or undertaking binding on a person or (ii) except where disclosure would undermine or void applicable legal privilege, AmBev shall afford to Interbrew,

Labatt and their respective officers, employees, accountants, financial advisors, counsel and other representatives such access throughout the period prior to the Closing, to the books, records, offices, properties, personnel and Tax Returns of AmBev and its subsidiaries and to such other information as

Interbrew or Labatt and their respective representatives may reasonably request, and, during such period shall furnish promptly to Interbrew and

Labatt any information concerning AmBev or any of its subsidiaries as

Interbrew, Labatt or their respective representatives may reasonably request.

          SECTION 5.05. Confidentiality. (a) Each of AmBev and Interbrew

acknowledges that the information being provided to it in connection with the

Transactions is subject to the terms of a confidentiality agreement between

AmBev and

                                                                            40

Interbrew (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing,

the Confidentiality Agreement shall terminate with respect to information relating solely to Labatt and the Labatt Subsidiaries; provided, however, that each of AmBev and Interbrew acknowledges that any and all other information provided to it by the other party or its representatives concerning such other party shall remain subject to the terms and conditions of the Confidentiality

Agreement after the Closing Date.

          (b) Interbrew hereby assigns, effective at the Closing Date, to

AmBev its rights under all confidentiality agreements entered into by

Interbrew within the prior two years with any person in connection with the proposed sale of Labatt to the extent such rights relate to Labatt and the

Labatt Subsidiaries, in each case, subject to Applicable Law and to the extent permitted under each such agreement.

          SECTION 5.06. Reasonable Best Efforts; Post-Closing Cooperation. (a)

On the terms and subject to the conditions of this Agreement and Section

5.06(b), each party shall use its reasonable best efforts to cause the Closing to occur, including taking all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it or any of its affiliates with respect to the Closing.

          (b) AmBev and Interbrew shall, as promptly as practicable, but in no event later than fifteen Business Days following the execution and delivery of this Agreement (other than with respect to any supplemental information requested after an initial filing or submission), if necessary, make the necessary filings and submissions with the applicable antitrust authorities

(the "Antitrust Authorities") under the Antitrust Laws required for the

Transactions and any supplemental information requested in connection therewith pursuant to the Antitrust Laws. Any such filings and submissions and supplemental information shall be in substantial compliance with the requirements of the Antitrust Laws. Subject to Applicable Law, AmBev and

Interbrew shall furnish to the other such information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the Antitrust Laws. AmBev and

Interbrew (i) shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the Antitrust Authorities, (ii) shall comply promptly with any such inquiry or request and (iii) shall promptly provide any supplemental information requested in connection with the filings made hereunder pursuant to the Antitrust Laws. Any such supplemental information shall be in substantial compliance with the requirements of the Antitrust Laws. AmBev and

Interbrew shall use their reasonable best efforts to obtain any clearance required under the Antitrust Laws for the consummation of the Closing subject to Section 6.04.

          (c) Each party shall, and shall cause its affiliates to, use its reasonable best efforts (at its own expense) to obtain as soon as practicable,

and to cooperate in obtaining as soon as practicable, all consents from third parties and Governmental Entities necessary or appropriate to permit the consummation of the Closing or, in the case of the Investment Canada Act, to complete any required filing, and, if necessary, to obtain any

                                                                            41

required approval after the Closing within the time period prescribed by the

Investment Canada Act.

          (d) On and after the date hereof, subject to Applicable Law,

Interbrew shall use its reasonable best efforts to furnish to AmBev (at

AmBev's expense) in a timely manner such financial statements (audited or unaudited, as applicable, and whether or not reconciled to U.S. GAAP), and such other information and reasonable assistance as AmBev may reasonably request in connection with its preparation of the filing of any AmBev SEC

Reports or any other reports, schedules, forms, statements and other documents

AmBev is required to file with a Governmental Entity.

          SECTION 5.07. Expenses; Transfer Taxes. (a) Subject to Sections 2.11

and 3.10 of this Agreement, whether or not the Closing takes place, and except as set forth in paragraph (b) below or in Article IX or as otherwise agreed to in writing by Interbrew and AmBev, all costs and expenses incurred in connection with this Agreement and the Operative Agreements and the

Transactions, including all costs and expenses incurred pursuant to Section

5.06, shall be paid by the party incurring such expense, provided that all expenses incurred by Mergeco, Labatt Holdco and Labatt shall be paid by

Interbrew (unless otherwise agreed in writing by Interbrew and AmBev).

          (b) All taxes, duties, contributions and fees applicable to the issuance and registration of the AmBev Shares, including the Brazilian (CPMF)

banking tax triggered as a result of the registration of the Incorporacao and the issuance of the AmBev Shares with the Brazilian Central Bank, shall be paid by AmBev, and all taxes and fees applicable to the issuance and registration of the Labatt Shares shall be paid by Interbrew or Labatt. Each party shall use its commercially reasonable efforts to avail itself of any available exemptions from any such taxes, duties, contributions or fees, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

          SECTION 5.08. Publicity. From the date hereof through the Closing

Date, no public release or announcement concerning the Transactions shall be issued by any party or its affiliates without the prior consent of the other parties (which consent shall not be unreasonably delayed or withheld), except as such release or announcement may be required by Applicable Law or the rules of any securities exchange or supervisory authority thereof, in which case the party required to make the release or announcement shall use commercially reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that each party may make internal announcements to its respective employees that are consistent with the parties' prior public disclosures regarding the

Transactions after reasonable prior notice to and consultation with the other.

          SECTION 5.09. Further Assurances. From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to Section

5.06), as such other party may reasonably

                                                                            42

deem necessary or desirable to consummate the Transactions or to comply with

Applicable Law arising in connection therewith.

          SECTION 5.10. Transfer Restrictions. Interbrew shall not sell,

transfer, pledge, assign or otherwise dispose of (including by gift) or permit any Lien to exist on (collectively, "Transfer"), or consent to or permit any

Transfer of, any of the Labatt Shares or any interest therein, or enter into any Contract, option or other arrangement with respect to the Transfer

(including any profit sharing or other derivative arrangement) of any of the

Labatt Shares or any interest therein, except in compliance with the provisions of this Agreement.

          SECTION 5.11. Letter Agreement. From and after the Closing, (i)

Labatt hereby unconditionally and irrevocably guarantees the due and punctual payment, performance and observance by Labatt Holdco, of all Labatt Holdco's agreements, covenants and obligations to, in favor of or with IIBV under (x)

that certain letter agreement, dated as of March 3, 2004 (the "Letter

Agreement"), by and between Labatt Holdco and IIBV, (y) the promissory note to be entered into in connection with the Letter Agreement, in substantially the form (with such changes as may be made, subject to compliance with the last sentence of this Section 5.11, prior to the execution thereof) set forth as

Exhibit A to the Letter Agreement (the "Femsa Cerveza Promissory Note"), and

(z) the promissory note to be entered into in connection with the Letter

Agreement, in substantially the form (with such changes as may be made,

subject to compliance with the last sentence of this Section 5.11, prior to the execution thereof) set forth as Exhibit B to the Letter Agreement (the

"Labatt USA Promissory Note" and, together with the Femsa Cerveza Promissory

Note, the "Promissory Notes") and (ii) Interbrew hereby unconditionally and irrevocably guarantees the due and punctual payment, performance and observance by IIBV of all IIBV's agreements, covenants and obligations to, in favor of or with Labatt Holdco under the Letter Agreement. Interbrew agrees not to, and agrees to not permit Labatt Holdco to, amend or waive any terms or rights under the Letter Agreement without the prior written consent of AmBev.

          SECTION 5.12. Net Debt as of Closing. Interbrew shall cause Labatt and the Labatt Subsidiaries to have, as of the Effective Time, after giving effect to the Restructuring, regardless of whether a Femsa Cerveza Exclusion or Labatt USA Restructuring shall have occurred, Net Debt not exceeding

C$1,300,000,000. "Net Debt" means the amount by which (i) the indebtedness,

obligations or liabilities of Labatt and the Labatt Subsidiaries to third parties for borrowed money (excluding Interbrew and its subsidiaries and affiliates), which, for the avoidance of doubt, does not include the

Promissory Notes, exceeds (ii) the aggregate "cash and short-term investments"

(as such term is defined in Note 1(e) to the Labatt Financial Statements) of

Labatt and the Labatt Subsidiaries. To the extent Net Debt exceeds

C$1,300,000,000, Interbrew shall promptly reimburse AmBev or Labatt on an after-Tax basis for the amount of such excess. ELH and its subsidiaries shall be deemed not to be Labatt Subsidiaries for purposes of this Section 5.12.

          SECTION 5.13. Inactive Subsidiaries. On and after the date of this

Agreement and prior to the time the Restructuring is consummated, unless AmBev

                                                                            43

requests otherwise in writing, Labatt shall cause each of the subsidiaries of

Labatt listed on Schedule 5.13 to be sold to Interbrew or a subsidiary of

Interbrew (other than Labatt or a Labatt Subsidiary) at a price equal to the applicable fair market value of such subsidiaries that have been sold, in which case any such subsidiaries that have been sold to Interbrew or a subsidiary of Interbrew shall not be deemed to be "Labatt Subsidiaries" for purposes of this Agreement.

          SECTION 5.14. Modification of Economic Value Appraisal. AmBev shall not permit the Economic Value Appraisal to be amended or modified without the written consent of Interbrew.

                                  ARTICLE VI

                             Conditions Precedent

          SECTION 6.01. Conditions to each Party's Obligation. The obligations of Interbrew, Mergeco and AmBev to consummate the Incorporacao are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Governmental Approvals. All Consents (including, without limitation, the authorizations required pursuant to the Antitrust Laws)

     of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the

     Transactions shall have been obtained or filed or shall have occurred.

          (b) No Injunctions or Restraints. No Applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental

     Entity or other legal restraint or prohibition preventing the consummation of the Transactions shall be in effect.

          (c) Contribution and Subscription. The Contribution and Subscription

     shall have been consummated prior to the Effective Time.

          (d) Brazilian Central Bank Approval. AmBev shall have obtained the

     Brazilian Central Bank Approval.

          (e) Appraisal Reports. The Economic Valuation Report and the Net

     Worth Appraisal shall have been issued and delivered.

          (f) Canadian Competition Act Approval. Canadian Competition Act

     Approval shall have been obtained.

          For purposes of this Agreement, "Canadian Competition Act Approval"

means:

               (A)  the Commissioner of Competition (the "Commissioner")

                    appointed under the Competition Act (Canada) shall have

                    issued an advance ruling certificate ("ARC") pursuant to

                                                                            44

                    section 102 of the Competition Act (Canada) (the "Canadian

                    Competition Act") to the effect that she is satisfied that she would not have sufficient grounds upon which to apply

                    to the Competition Tribunal for an order under section 92

                    of the Canadian Competition Act with respect to the

                    Transactions, or

               (B)  the Commissioner shall have waived under section 113(c) of the Canadian Competition Act the obligation to notify the

                    Commissioner and supply information because substantially

                    similar information was previously supplied in relation to a request for an ARC, or the waiting period under section

                    123 of the Canadian Competition Act shall have expired,

                    and in either case AmBev shall have been advised in

                    writing by the Commissioner that the Commissioner has

                    determined not to make an application for an order under

                    section 92 of the Canadian Competition Act in respect of

                    the Transactions and any terms and conditions attached to

                    any such advice shall not be a Burdensome Condition.

          SECTION 6.02. Conditions to Obligation of Interbrew and Mergeco. The

obligations of Interbrew and Mergeco to consummate the Incorporacao is subject to the satisfaction of (or waiver by Interbrew and Mergeco), on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of AmBev made in this Agreement shall be true and correct in all respects as of the Closing Date as though made on the Closing Date,

     except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects on and as of such earlier date), with only such exceptions (disregarding the words "material",

     "materially" or any modification or qualification based on such terms or based on the defined term "AmBev Material Adverse Effect" set forth in such representations and warranties) as would not reasonably be expected to have, individually or in the aggregate, an AmBev Material Adverse

     Effect, other than the representations and warranties set forth in

     Sections 2.04, 2.05, 2.09 and 2.10, which shall be subject to the standard set forth in Section 6.02(c) (disregarding the words "material",

     "materially" or any modification or qualification based on such terms or based on the defined term "AmBev Material Adverse Effect" set forth in such representations and warranties), and Interbrew shall have received a certificate signed by an authorized officer of AmBev to such effect.

          (b) Performance of Obligations of AmBev. AmBev shall have performed or complied in all material respects with all obligations and covenants required by this Agreement and the Operative Agreements to which it is a party to be performed or complied with by it on or prior to Closing Date,

     and Interbrew shall

have received a certificate signed by an authorized officer of AmBev to such effect.

          (c) No Material Adverse Change. Since the date hereof, there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the assets or properties of AmBev and its subsidiaries, taken as a whole, other than any such event, change, effect or development arising in whole or in part as a result of (i) general economic or capital or financial markets conditions, (ii) political,

     governmental or regulatory changes or actions (other than war, moratorium or the nationalization or expropriation of assets), (iii) changes in the beer, soft drinks, beverage or consumer products markets, (iv) changes or developments in monetary policy (including currency devaluations) or inflation in the Federative Republic of Brazil or any of the other jurisdictions in which AmBev and its subsidiaries conduct business or (v)

     the announcement of the Transactions.

          SECTION 6.03. Conditions to Obligation of AmBev. The obligation of

AmBev to consummate the Incorporacao is subject to the satisfaction (or waiver by AmBev) on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Interbrew, Mergeco and Labatt made in this Agreement shall be true and correct in all respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects on and as of such earlier date), with only such exceptions (disregarding the words "material", "materially" or any modification or qualification based on such terms or based on the defined terms "Interbrew Material

     Adverse Effect" or "Labatt Material Adverse Effect" set forth in such representations and warranties) as would not reasonably be expected to have, individually or in the aggregate, an Interbrew Material Adverse

     Effect or a Labatt Material Adverse Effect, other than the representations and warranties set forth in Sections 3.04, 3.05, 4.04 and

     4.05 through 4.19 (inclusive), which shall be subject to the standard set forth in Section 6.03(c) (disregarding the words "material", "materially"

     or any modification or qualification based on such terms or based on the defined terms "Interbrew Material Adverse Effect" or "Labatt Material

     Adverse Effect" set forth in such representations and warranties), and

     AmBev shall have received a certificate signed by an authorized officer of Interbrew to such effect.

          (b) Performance of Obligations of Interbrew and Mergeco. Interbrew,

     Mergeco and Labatt shall have performed or complied in all material respects with all obligations and covenants required by this Agreement and the Operative Agreements to be performed or complied with by

     Interbrew, Mergeco and Labatt on or prior to the Closing Date, and AmBev shall have received a certificate signed by an authorized officer of

     Interbrew to such effect.

                                                                            46

          (c) No Material Adverse Change. Since the date hereof, there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the assets or properties of Labatt and the

     Labatt Subsidiaries, taken as a whole, other than any such event, change,

     effect or development arising in whole or in part as a result of (i)

     general economic or capital or financial markets conditions, (ii)

     political, governmental or regulatory changes or actions (other than war,

     moratorium or the nationalization or expropriation of assets), (iii)

     changes in the beer, soft drinks, beverage or consumer products markets,

     (iv) changes or developments in monetary policy (including currency devaluations) or inflation in Canada or any of the other jurisdictions in which Labatt and the Labatt Subsidiaries conduct business or (v) the announcement of the Transactions.

          SECTION 6.04. Postponement of Closing. Each of AmBev and Interbrew

shall have the right to postpone the Closing if in such party's reasonable opinion, (a) compliance with any conditions to approval required by any

Governmental Entity or Antitrust Authority pursuant to Applicable Laws would be burdensome or unduly expensive, or (b) any Governmental Entity or Antitrust

Authority shall have expressed its intention or threatened to take action to impose remedies pursuant to Applicable Laws, which remedies, if imposed, would be burdensome or unduly expensive. In the event of any such postponement, the parties shall, as promptly as practicable, jointly use their reasonable best efforts to negotiate a mutually acceptable arrangement with such Governmental

Entity or Antitrust Authority or a mutually acceptable restructuring of the

Transactions so as to satisfy such conditions or avoid the imposition of such remedies. For purposes of this Section 6.04, a condition required by the

Governmental Entity or Antitrust Authority shall be burdensome or unduly expensive (a "Burdensome Condition") only if such condition seeks (i) (A) to prohibit or limit the ownership or operation by AmBev or any of its subsidiaries of any material portion of the business or assets of AmBev and its subsidiaries, taken as a whole (as if the Transactions had been completed), or to compel AmBev or any of its subsidiaries to dispose of or hold separate any material portion of the business or assets thereof, taken as a whole (as if the Transactions had been completed), (B) to prohibit Interbrew or any of its subsidiaries from effectively controlling in any material respect the business or operations of AmBev and its subsidiaries, taken as a whole (as if the Transactions had been completed) or (C) to prohibit or limit the ownership or operation by Interbrew or any of its subsidiaries of any material portion of the business or assets thereof, or to compel Interbrew or any of its subsidiaries to dispose of or hold separate any material portion of the business or assets thereof, taken as a whole (as if the Transactions had been completed), (ii) in the case of AmBev, to impose limitations on the ability of AmBev to acquire or hold, or exercise full rights of ownership of,

the Labatt Holdco Shares, including the right to vote on all matters properly presented to the shareholders of Labatt Holdco, and (iii) in the case of

Interbrew, to impose limitations on the ability of Interbrew to acquire or hold, or exercise full rights of ownership of, the AmBev Shares, including the right to vote on all matters properly presented to the shareholders of AmBev.

                                                                            47

          SECTION 6.05. Frustration of Closing Conditions. Neither Interbrew,

Mergeco nor AmBev may rely on the failure of any condition set forth in this

Article V to be satisfied if such failure was caused by such party's failure to act in good faith or to use its reasonable best efforts to cause the

Closing to occur as required by Section 5.06.

                                 ARTICLE VII.

                       Termination, Amendment and Waiver

          SECTION 7.01. Termination. (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the

Transactions abandoned at any time prior to the Closing:

          (i) by mutual written consent of AmBev and Interbrew; and

          (ii) by AmBev or Interbrew if, at any time prior to the Closing, the

     Contribution and Subscription Agreement is terminated in accordance with its terms;

          provided, however that the party seeking termination pursuant to clause (ii) is not then in material breach of its representations,

     warranties, covenants or agreements contained in this Agreement.

          (b) In the event of termination pursuant to this Section 7.01,

     written notice thereof shall forthwith be given to the other and the

     Transactions shall be terminated. If this Agreement is terminated as provided herein:

          (i) each party shall return to the sender all documents and other material received from such party relating to the Transactions, whether so obtained before or after the execution hereof; and

          (ii) all confidential information received by Interbrew with respect to the business of AmBev and its subsidiaries or by AmBev with respect to the business of Interbrew or Labatt and their subsidiaries shall be treated in accordance with the Confidentiality Agreements, which shall remain in full force and effect for a period of three years from the date of termination notwithstanding the termination of this Agreement.

          SECTION 7.02. Effect of Termination. If this Agreement is terminated and the Transactions are abandoned as described in Section 7.01, this

Agreement shall become void and be of no further force or effect, except for the provisions of (a) Section 5.07 relating to certain expenses, (b) Section

2.12 and 3.10 relating to finder's fees and broker's fees, (c) Section 7.01 and this Section 7.02, (d) Section 5.03 and Section 5.08 relating to non-solicitation and publicity and (e) Articles VIII and IX. Nothing in this

Section 7.02 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                                                                            48

          SECTION 7.03. Amendments and Waivers. (a) This Agreement may not be

amended except by an instrument in writing signed by each of the parties hereto. By an instrument in writing, Interbrew, on the one hand, or AmBev, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

                                 ARTICLE VIII

                               Indemnification

          SECTION 8.01. Indemnification of AmBev Indemnitees. (a) From and

after the Closing, Interbrew shall indemnify AmBev, its affiliates (including

Labatt Holdco, Labatt and its other subsidiaries) and each of their respective officers, directors, employees, stockholders, agents and representatives (the

"AmBev Indemnitees") against and hold it harmless from, any loss, liability,

claim, damage or expense including reasonable legal fees and expenses

(collectively, "AmBev Losses"), suffered or incurred by such AmBev Indemnitee arising from, relating to or otherwise in respect of:

          (i) any breach of any representation or warranty relating to Labatt contained in this Agreement, in any Operative Agreement or in any certificate delivered pursuant hereto;

          (ii) any breach of (A) any covenant of Interbrew or (B) any covenant of Mergeco or Labatt to be performed prior to the Closing relating to

     Labatt contained in this Agreement;

          (iii) the matter set forth in Schedule 8.01(a)(iii); and

          (iv) any Taxes or other expenses incurred directly or indirectly

     (whether or not under Brazilian law) in respect of or as a result of (A)

     the Restructuring (including, for greater certainty, any step or transaction that is part of the Restructuring), other than Taxes and other expenses paid by Labatt prior to the Closing with the proceeds from the divestment of certain of its subsidiaries specifically contemplated by the Restructuring and (B) the sales contemplated by Section 5.13.

          (b) Other than with respect to AmBev Losses resulting from breaches or alleged breaches by Interbrew, Mergeco or Labatt of representations and warranties set forth in the first sentence of Section 3.01, Sections 3.02,

3.03, 3.06, the first sentence of Section 4.01, Section 4.02 or 4.03,

Interbrew shall not be required to indemnify the AmBev Indemnitees and shall not have any liability:

                                                                            49

          (i) under clause (i) of Section 8.01(a) unless the aggregate amount of all AmBev Losses for which Interbrew would, but for this clause (i),

     be liable exceeds on a cumulative basis an amount equal to C$200,000,000,

     in which case Interbrew shall have liability for the aggregate amount of all such AmBev Losses;

          (ii) under clause (i) of Section 8.01(a) for any AmBev Loss relating to an individual item that is less than C$15,000,000 (provided that the amounts of any individual items which are substantially similar or substantially related shall be aggregated for purposes of satisfying such

     C$15,000,000 threshold), in which case such items shall not be aggregated for purposes of clause (i) of this Section 8.01(b); and

          (iii) under clause (i) of Section 8.01(a) in excess of

     C$7,700,000,000 in the aggregate.

          (c) In computing the amount of any AmBev Loss due to a breach of representation or warranty, no effect shall be given to the words "materially"

or "material" or any modification or qualification based on such terms or based on the defined terms "Interbrew Material Adverse Effect" or "Labatt

Material Adverse Effect".

          (d) Except as otherwise specifically provided in this Agreement or any Operative Agreement, AmBev acknowledges that the sole and exclusive monetary remedy of the AmBev Indemnitees after the Closing with respect to any and all AmBev Losses incurred or suffered by such AmBev Indemnitee arising out of, related to or in connection with breaches of any representations or warranties of Interbrew, Mergeco or Labatt contained in this Agreement, or the failure to perform any covenant of Interbrew, Labatt or AmBev shall be pursuant to the indemnification provisions set forth in this Article VIII.

          (e) Notwithstanding anything to the contrary herein or in any

Operative Agreement, from and after the Closing Date, none of Mergeco, Labatt

Holdco, Labatt and the Labatt Subsidiaries shall be held liable for any obligations hereunder and none of Interbrew or its subsidiaries shall have any right or claim of contribution against Mergeco, Labatt Holdco, Labatt or any

Labatt Subsidiary in respect of an AmBev Loss. Interbrew hereby waives any such right or claim against Mergeco, Labatt Holdco, Labatt or any Labatt

Subsidiary.

          SECTION 8.02. Calculation of Losses. The amount of any AmBev Loss for which indemnification is provided under this Article VIII shall be net of any amounts actually recovered by the AmBev Indemnitees under insurance policies with respect to such AmBev Loss and any indemnity, contribution or other similar payment actually recovered by any AmBev Indemnitee from a third party with respect thereto and shall be (i) increased to take account of any net Tax cost actually incurred by an AmBev Indemnitee arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii)

reduced to take account of any net Tax benefit actually realized by an AmBev

Indemnitee arising from the incurrence or payment of any such AmBev Loss. In computing the amount of any such Tax cost or Tax benefit, an AmBev Indemnitee

                                                                            50

shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified

AmBev Loss.

          SECTION 8.03. Termination of Indemnification. The obligations to indemnify and hold harmless the AmBev Indemnitees (i) pursuant to Section

8.01(i) shall terminate when the applicable representation or warranty terminates pursuant to Section 8.09, and (ii) pursuant to Section 8.01(ii)

shall terminate when the applicable covenant terminates pursuant to Section

8.09; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which any AmBev Indemnitee shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) pursuant to Section 8.04 to Interbrew.

          SECTION 8.04. Procedures. (a) Third Party Claims. In order for a person (the "indemnified party") to be entitled to any indemnification provided for under Section 8.01 in respect of, arising out of or involving a claim made by any person against any AmBev Indemnitee (an "AmBev Third Party

Claim"), such indemnified party must notify Interbrew in writing (and in reasonable detail) of the AmBev Third Party Claim within 10 Business Days after receipt by such indemnified party of written notice of the AmBev Third

Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent

Interbrew shall have been actually and materially prejudiced as a result of such failure (except that Interbrew shall not be liable for any expenses incurred during the period in which the AmBev Indemnitee failed to give such notice). Thereafter, the applicable AmBev Indemnitee shall deliver to

Interbrew, within five Business Days' time after such AmBev Indemnitee's receipt thereof, copies of all notices and documents (including court papers or notices of reassessment) received by such AmBev Indemnitee relating to the

AmBev Third Party Claim.

          (b) Assumption. If an AmBev Third Party Claim is made against an indemnified party, Interbrew shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by Interbrew; provided, however, that such counsel is not reasonably objected to by AmBev. Should Interbrew so elect to assume the defense of an

AmBev Third Party Claim, Interbrew shall not be liable to the applicable AmBev

Indemnitee for any legal expenses subsequently incurred by such AmBev

Indemnitee in connection with the defense thereof. If Interbrew assumes such defense, AmBev shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by Interbrew), at its own expense, separate from the counsel employed by Interbrew, it being understood that Interbrew shall control such defense. Interbrew shall be liable for the fees and expenses of counsel employed by AmBev for any period during which

Interbrew has not assumed the defense thereof (other than during any period in which an AmBev Indemnitee shall have failed to give notice of the AmBev Third

Party Claim as provided above). If Interbrew chooses to defend or prosecute an

AmBev Third Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon Interbrew's request) the provision to Interbrew of records and

                                                                            51

information that are reasonably relevant to such AmBev Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

Whether or not Interbrew assumes the defense of an AmBev Third Party Claim, no

AmBev Indemnitee shall admit any liability with respect to, or settle,

compromise or discharge, any AmBev Third Party Claim without Interbrew's prior written consent (which consent shall not be unreasonably withheld). If

Interbrew assumes the defense of an AmBev Third Party Claim, the applicable

AmBev Indemnitee shall agree to any settlement, compromise or discharge of such AmBev Third Party Claim that Interbrew may recommend and that by its terms obligates Interbrew to pay the full amount of the liability in connection with such AmBev Third Party Claim, which releases AmBev completely in connection with such AmBev Third Party Claim and that could not otherwise adversely affect AmBev. Notwithstanding the foregoing, Interbrew shall not be entitled to assume the defense of any AmBev Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by any AmBev

Indemnitee in defending such AmBev Third Party Claim) if the AmBev Third Party

Claim seeks an order, injunction or other equitable relief or relief for other than money damages against an AmBev Indemnitee that AmBev reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the AmBev Third Party Claim can be so separated from that for money damages, Interbrew shall be entitled to assume the defense of the portion relating to money damages.

          (c) Other Claims. In the event an AmBev Indemnitee should have a claim against any indemnifying party under Section 8.01 that does not involve an AmBev Third Party Claim being asserted against or sought to be collected from such indemnified party, such AmBev Indemnitee shall deliver notice of such claim with reasonable promptness to Interbrew. Subject to Sections 8.03 and 8.09, the failure by an AmBev Indemnitee so to notify Interbrew shall not relieve Interbrew from any liability that it may have to such indemnified party under Section 8.01, except to the extent that Interbrew has been prejudiced by such failure.

          (d) Mitigation. AmBev, Interbrew, Labatt shall cooperate with each other with respect to resolving any claim or liability with respect to which

Interbrew or Labatt is obligated to indemnify an AmBev Indemnitee hereunder,

including by making commercially reasonable efforts to mitigate or resolve any such claim or liability.

          SECTION 8.05. Indemnification of Interbrew Indemnitees. (a) From and

after the Closing, AmBev shall indemnify Interbrew, its affiliates (including its subsidiaries) and each of their respective officers, directors, employees,

stockholders, agents and representatives (the "Interbrew Indemnitees") against and hold it harmless from, any loss, liability, claim, damage or expense including reasonable legal fees and expenses (collectively, "Interbrew

Losses"), suffered or incurred by such Interbrew Indemnitee arising from,

relating to or otherwise in respect of:

                                                                            52

          (i) any breach of any representation or warranty relating to AmBev contained in this Agreement, in any Operative Agreement or in any certificate delivered pursuant hereto; and

          (ii) any breach of any covenant of AmBev contained in this

     Agreement.

          (b) Other than with respect to Interbrew Losses resulting from breaches or alleged breaches by AmBev of its representations and warranties set forth in Sections 2.01, 2.02, 2.03 and 2.06, AmBev shall not be required to indemnify the Interbrew Indemnitees and shall not have any liability:

          (i) under clause (i) of Section 8.05(a) unless the aggregate amount of all Interbrew Losses for which AmBev would, but for this clause (i),

     be liable exceeds on a cumulative basis an amount equal to C$200,000,000,

     in which case AmBev shall have liability for the aggregate amount of all such Interbrew Losses;

          (ii) under clause (i) of Section 8.05(a) for any Interbrew Loss relating to an individual item that is less than C$15,000,000 (provided that the amounts of any individual items which are substantially similar or substantially related shall be aggregated for purposes of satisfying such C$15,000,000 threshold), in which case such items shall not be aggregated for purposes of clause (i) of this Section 8.05(b); and

          (iii) under clause (i) of Section 8.05(a) in excess of

     C$7,700,000,000 in the aggregate.

          (c) In computing the amount of any Interbrew Loss due to a breach of a representation or warranty, no effect shall be given to the words

"materially" or "material" or any modification or qualification based on such terms or based on the defined term "AmBev Material Adverse Effect".

          (d) Except as otherwise specifically provided in this Agreement,

Interbrew acknowledges that the sole and exclusive monetary remedy of the

Interbrew Indemnitees after the Closing with respect to any and all Interbrew

Losses incurred or suffered by such Interbrew Indemnitee arising out of,

related to or in connection with breaches of any representations or warranties of AmBev or the failure to perform any covenants of AmBev contained in this

Agreement, shall be pursuant to the indemnification provisions set forth in this Article VIII.

          SECTION 8.06. Calculation of Losses. The amount of any Interbrew

Loss for which indemnification is provided under this Article VIII shall be net of any amounts actually recovered by the Interbrew Indemnitee under insurance policies with respect to such Interbrew Loss and any contribution or similar payment actually recovered by any Interbrew Indemnitee from a third party with respect thereto and Interbrew Loss and shall be (i) increased to take account of any net Tax cost actually incurred by Interbrew arising from the receipt of indemnity payments hereunder (grossed up for such increase) and

(ii) reduced to take account of any net Tax benefit actually realized by

Interbrew Indemnitee arising from the incurrence or payment of any such

                                                                            53

Interbrew Loss. In computing the amount of any such Tax cost or Tax benefit,

an Interbrew Indemnitee shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Interbrew Loss.

          SECTION 8.07. Termination of Indemnification. The obligations to indemnify and hold harmless the Interbrew Indemnitees (i) pursuant to Section

8.05(a)(i) shall terminate when the applicable representation or warranty terminates pursuant to Section 8.09, and (ii) pursuant to Section 8.05(a)(ii)

shall terminate when the applicable covenant terminates pursuant to Section

8.09; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which any Interbrew

Indemnitee shall have, before the expiration of the applicable period,

previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) pursuant to Section 8.08 to AmBev.

          SECTION 8.08. Procedures. (a) Third Party Claims. In order for a person (the "indemnified party") to be entitled to any indemnification provided for under Section 8.05 in respect of, arising out of or involving a claim made by any person against any Interbrew Indemnitee (an "Interbrew Third

Party Claim"), such indemnified party must notify AmBev in writing (and in reasonable detail) of the Interbrew Third Party Claim within 10 Business Days after receipt by such indemnified party of written notice of the Interbrew

Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent

AmBev shall have been actually and materially prejudiced as a result of such failure (except that AmBev shall not be liable for any expenses incurred during the period in which the Interbrew Indemnitee failed to give such notice). Thereafter, an Interbrew Indemnitee shall deliver to AmBev, within five Business Days' time after an Interbrew Indemnitee's receipt thereof,

copies of all notices and documents (including court papers or notices of reassessment) received by the Interbrew Indemnitee relating to the Interbrew

Third Party Claim.

          (b) Assumption. If an Interbrew Third Party Claim is made against an indemnified party, AmBev shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by AmBev; provided, however, that such counsel is not reasonably objected to by Interbrew. Should AmBev so elect to assume the defense of an

Interbrew Third Party Claim, AmBev shall not be liable to the applicable

Interbrew Indemnitee for any legal expenses subsequently incurred by such

Interbrew Indemnitee in connection with the defense thereof. If AmBev assumes such defense, Interbrew shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by AmBev), at its own expense, separate from the counsel employed by AmBev, it being understood that AmBev shall control such defense. AmBev shall be liable for the fees and expenses of counsel employed by Interbrew for any period during which AmBev has not assumed the defense thereof (other than during any period in which an

Interbrew Indemnitee shall have failed to give notice of the Interbrew Third

Party Claim as provided above). If AmBev chooses to defend or prosecute an

Interbrew Third Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the

                                                                            54

retention and (upon AmBev's request) the provision to AmBev of records and information that are reasonably relevant to such Interbrew Third Party Claim,

and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

Whether or not AmBev assumes the defense of an Interbrew Third Party Claim, no

Interbrew Indemnitee shall admit any liability with respect to, or settle,

compromise or discharge, any Interbrew Third Party Claim without AmBev's prior written consent (which consent shall not be unreasonably withheld). If AmBev assumes the defense of an Interbrew Third Party Claim, the applicable

Interbrew Indemnitee shall agree to any settlement, compromise or discharge of such Interbrew Third Party Claim that AmBev may recommend and that by its terms obligates AmBev to pay the full amount of the liability in connection with such Interbrew Third Party Claim, which releases Interbrew completely in connection with such Interbrew Third Party Claim and that could not otherwise adversely affect Interbrew. Notwithstanding the foregoing, AmBev shall not be entitled to assume the defense of any Interbrew Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by an

Interbrew Indemnitee in defending such Interbrew Third Party Claim) if the

Interbrew Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against an Interbrew Indemnitee that Interbrew reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Interbrew Third Party Claim can be so separated from that for money damages, AmBev shall be entitled to assume the defense of the portion relating to money damages.

          (c) Other Claims. In the event an Interbrew Indemnitee should have a claim against any indemnifying party under Section 8.05 that does not involve an Interbrew Third Party Claim being asserted against or sought to be collected from such indemnified party, such Interbrew Indemnitee shall deliver notice of such claim with reasonable promptness to AmBev. Subject to Sections

8.07 and 8.09, the failure by an Interbrew Indemnitee so to notify AmBev shall not relieve AmBev from any liability that it may have to such indemnified party under Section 8.05, except to the extent that AmBev has been prejudiced by such failure.

          (d) Mitigation. AmBev and Interbrew shall cooperate with each other with respect to resolving any claim or liability with respect to which AmBev is obligated to indemnify an Interbrew Indemnittee hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability.

          SECTION 8.09. Survival. (a) The representations, warranties,

covenants and agreements of Interbrew, Mergeco and Labatt contained in this

Agreement, any Operative Agreement and in any document delivered in connection herewith shall survive the Closing solely for purposes of this Article VIII as follows: (i) subject to clause (iii) below, the representations and warranties set forth in Article III (other than Sections 3.02, 3.06 and 3.07) and in

Article IV (other than Sections 4.01, 4.02, 4.03, 4.15 and 4.20) shall survive for one year following the Closing; (ii) the representations and warranties in

Section 4.15 shall survive for two years following the Closing; (iii) the representations and warranties relating to Tax matters set out in Section 4.13 and the representations and

                                                                            55

warranties relating to Tax matters set forth in any Operative Agreement,

arising in or in respect of a particular period ending on, before, or including the Closing Date shall survive for a period of 90 days after the relevant authorities shall no longer be entitled to assess liability against

Labatt or the Labatt Subsidiaries for that particular period, having regard,

without limitation, to any waivers given by Labatt or any of the Labatt

Subsidiaries in respect of any taxation year; (iv) the representations and warranties in Section 4.20 shall survive until the expiration of the applicable statute of limitations; and (v) all other provisions of this

Agreement shall survive indefinitely.

          (b) The rights of each AmBev Indemnitee under Section 8.01(a)(i)

after the Closing shall not be affected by any knowledge at or prior to the execution of this Agreement or at or prior to the Closing of any breach of representation or warranty, whether such knowledge came from Interbrew,

Mergeco, Labatt or any other person, or any waiver of Section 6.03.

          (c) The representations, warranties, covenants and agreements of

AmBev contained in this Agreement, any Operative Agreement and in any document delivered in connection herewith shall survive the Closing solely for purposes of this Article VIII as follows: (i) the representations and warranties set forth in Article II (other than Sections 2.02, 2.06 and 2.08) shall survive for one year following the Closing; (ii) the representations and warranties in

Section 2.08 shall survive until the expiration of the applicable statute of limitations; and (iv) all other provisions of this Agreement shall survive indefinitely.

          (d) The rights of each Interbrew Indemnitee under Section 8.05(a)(i)

after the Closing shall not be affected by any knowledge at or prior to the execution of this Agreement or at or prior to the Closing of any breach of representation or warranty, whether such knowledge came from AmBev or any other person, or any waiver of Section 6.02.

          SECTION 8.10. Pension Exclusions. None of Interbrew, Labatt or

Mergeco shall be responsible for any AmBev Losses to the extent relating to any increased liability resulting from a requirement to distribute surplus from a Benefit Plan that is partially wound-up as a result of the discontinuance, reorganization or disposition of all or a portion of the manufacturing businesses of Labatt or a Labatt Subsidiary at one or more specific locations during the period from 1988 up to and including May 9,

1996.

                                  ARTICLE IX

                              General Provisions

          SECTION 9.01. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party

(including by operation of law in connection with a merger or consolidation of such party) without the prior written consent of the other parties hereto.

Notwithstanding the foregoing, (i) Interbrew may assign its right to consummate the Incorporacao to an affiliate of Interbrew without the prior written consent of AmBev, (ii) AmBev may assign its right to

                                                                            56

consummate the Incorporacao to an affiliate of AmBev without the prior written consent of Interbrew, Mergeco or Labatt and (iii) Mergeco may assign its right to consummate the Incorporacao to an affiliate of Mergeco without the written consent of AmBev; provided, however, that no such assignment shall limit or affect Interbrew's, Mergeco's, Labatt's and AmBev's obligations hereunder, as applicable. Any attempted assignment in violation of this Section shall be void.

          SECTION 9.02. No Third-Party Beneficiaries. This Agreement is for

the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person,

other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          SECTION 9.03. Attorney Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

          SECTION 9.04. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by fax or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or fax, or if mailed, three days after mailing (one Business

Day in the case of express mail or overnight courier service), as follows:

          (a) if to Interbrew or, until the Closing, Labatt or Mergeco,

                           Interbrew S.A.

                           Vaartstraat 94

                           B-3000 Leuven

                           Belgium

                               Attention of Corporate Secretary

                               Fax:  +32 16 31 54 46

          with copies to:

                           Sullivan & Cromwell LLP

                           125 Broad Street

                           New York, New York  10004

                           U.S.A.

                               Attention of George White, Esq.

                                            John Evangelakos, Esq.

                               Fax:  +1 212 558 3588

                           and

                                                                            57

                           Machado, Meyer, Sendacz e Opice

                           Rua Da Consolacao, 247

                           4th Floor

                           01301-903 Sao Paulo, SP

                           Federative Republic of Brazil

                               Attention of Jose Roberto Opice, Esq.

                                            Carlos Jose Rolim de Mello, Esq.

                               Fax:  +55 11 3150 7071

                           and

                           Blake, Cassels & Graydon LLP

                           199 Bay Street

                           Box 25, Commerce Court West

                           Toronto, Ontario, Canada M5L 1A9

                               Attention of Jeffrey Trossman, Esq.

                                            Craig C. Thorburn, Esq.

                               Fax:  +1 416 863 2653

                           and

                           Linklaters de Bandt

                           Brederode 13

                           B-1000 Brussels, Belgium

                               Attention of Francois De Bauw

                               Fax:  +32 2 501 92 05

          (b) if to AmBev or, after the Closing, Labatt:

                           Companhia de Bebidas das Americas - AmBev

                           Rua Dr. Renato Paes de Barros 1017

                           04530-001, Sao Paulo, SP

                           Federative Republic of Brazil

                               Attention of Felipe Dutra

                               Fax: +55 11 2122 1523

                  with copies to:

                           Cravath, Swaine & Moore LLP

                           Worldwide Plaza

                           825 Eighth Avenue

                           New York, New York 10019

                               Attention of David Mercado, Esq.

                               Fax: +1 212 474 3700

                           and

                                                                            58

                           Barbosa, Mussnich & Aragao Advogados

                           Av. Pres. Juscelino Kubitschek, 50

                           04503-000, Sao Paulo, SP

                           Federative Republic of Brazil

                               Attention of  Paulo Aragao, Esq.

                               Fax:  +55 11 3365 4598

                           and

                           Osler, Hoskin & Harcourt LLP

                           280 Park Avenue - 30W

                           New York, New York 10017

                               Attention of Stephen P. Sigurdson, Esq.

                               Fax: +1 212 867 5802

                           and

                           Stibbe

                           Rue Henry Wafelaertsstraat 47-51

                           1060 Brussels

                           Belgium

                               Attention of  Marc Fyon, Esq.

                               Fax: + 32 2 533 52 12

          SECTION 9.05. Interpretation; Exhibits; Disclosure Schedules and

Schedules; Certain Definitions. (a) The headings contained in this Agreement,

in any Exhibit or Schedule hereto and in the table of contents to this

Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules

(including, for the avoidance of doubt, the Restructuring Plan and the schedules forming the Disclosure Schedules dated as of even date herewith)

annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned thereto in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a

Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

(b)      For all purposes hereof:

          "Acquired Business" means (i) the Canadian-based operations and assets of Labatt and its subsidiaries and (ii) if a Femsa Cerveza Exclusion has not been consummated prior to the Closing, the Femsa Cerveza Interest and

(iii) if a Labatt USA Restructuring has not been consummated prior to the

Closing, Labatt USA.

          "Act" means the Income Tax Act (Canada).

          "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

                                                                            59

          "AmBev Material Adverse Effect" means a material adverse effect on

(a) the business, assets, financial condition, results of operations or properties of AmBev and its subsidiaries, taken as a whole, (b) the ability of

AmBev to perform in all material respects its obligations under this Agreement and the other Operative Agreements to which it is, or is specified to be, a party or (c) the ability of AmBev to consummate in all material respects the

Transactions to which it is, or is specified to be, a party.

          "Bahamas Corporate Law" means the Corporate Law of the Bahamas.

          "Base Plan Excerpt" means the excerpt of the base plan provided by

Labatt to AmBev, a copy of which is set forth in Schedule 4.06(d).

          "Brazilian Corporate Law" means Law No. 6,404 of December 15, 1976 of the Federative Republic of Brazil.

          "Business Day" means any week day other than one on which banks are authorized or permitted to close pursuant to Applicable Law in Toronto,

Brussels, New York City or Sao Paulo.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Environmental Laws" means any and all Applicable Laws, Judgments and Labatt Permits issued, promulgated or entered into by or with any

Governmental Entity, relating to the environment, preservation or reclamation of natural resources, or to the protection of human health as it relates to the environment or to the management, Release or threatened Release of

Hazardous Materials.

          "ERISA" means the United States Employee Retirement Income Security

Act of 1974, as amended from time to time.

          "Exchange Act" means the United States Securities Exchange Act of

1934, as amended.

          "Femsa" means Fomento Economico Mexicano, S.A. de C.V. (FEMSA), a sociedad anonima de capital variable organized under the laws of the United

Mexican States.

          "Femsa Cerveza" means Femsa Cerveza S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States.

          "Femsa Cerveza Interest" means the 535,205,425 Series D shares owned by Labatt and the 851,153,316 Series D Shares owned by Stellamerica Holdings

Limited, a corporation organized under the federal laws of Canada and a subsidiary of Labatt, in Femsa Cerveza.

          "Hazardous Materials" means any and all wastes, materials, chemicals or substances regulated pursuant to any Environmental Law.

                                                                            60

          "including" means including, without limitation.

          "Interbrew Material Adverse Effect" means a material adverse effect on (a) the business, assets, financial condition, results of operations or properties of Interbrew and its subsidiaries (including Mergeco), taken as a whole, (b) the ability of Interbrew to perform in all material respects its obligations under this Agreement and the other Operative Agreements to which it is, or is specified to be, a party or (c) the ability of Interbrew to consummate in all material respects the Transactions to which it is, or is specified to be, a party.

          "Intellectual Property" means any patent (including all reissues,

divisions, continuations and extensions thereof), patent application, patent right, trademark, trademark registration, trademark application, servicemark,

trade name, business name, brand name, copyright, copyright registration,

design, design registration, domain name or any right to any of the foregoing.

          "Labatt Holdco" means Labatt Holding B.V., a corporation organized under the laws of the Netherlands.

          "Labatt Material Adverse Effect" means a material adverse effect on

(a) the business, assets, financial condition, results of operations or properties of Labatt and the Labatt Subsidiaries constituting the Acquired

Business, taken as a whole, (b) the ability of Labatt to perform in all material respects its obligations under this Agreement and the other Operative

Agreements to which it is, or is specified to be, a party or (c) the ability of Labatt to consummate in all material respects the Transactions to which it is, or is specified to be, a party.

          "Labatt Permitted Liens" means (a) construction, mechanics',

carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes that are not due and payable or that may thereafter be paid without penalty, (b) easements,

covenants, rights-of-way and other similar restrictions of record, (c) any conditions that may be shown by a current, accurate survey or physical inspection of any Labatt Property made prior to the Closing, (d) (i) zoning,

building and other similar restrictions, (ii) Liens that have been placed by any developer, landlord or other third party on property over which Labatt or any of the Labatt Subsidiaries has easement rights or on any Labatt Leased

Property and subordination or similar agreements relating thereto and (iii)

unrecorded easements, covenants, rights-of-way and other similar restrictions,

and (e) other imperfections of title or encumbrances, if any, that,

individually or in the aggregate, do not materially impair and would not reasonably be expected to materially impair the continued use and operation of the assets to which they relate in the conduct of the business of Labatt and the Labatt Subsidiaries as presently conducted.

          "Labatt USA" means LF Holdings I L.L.C., a Delaware limited liability company, and LF Holdings II L.L.C., a Delaware limited liability company, which together own 70% of the membership interests in Labatt U.S.A.,

L.L.C., a Delaware

                                                                            61

limited liability company, and Latrobe Brewing Company, L.L.C., a

Delaware limited liability company.

          "person" means any individual, firm, corporation, partnership,

limited liability company, trust, joint venture, Governmental Entity or other entity.

          "Quinsa SEC Documents" means the reports, schedules, forms,

statements and other documents filed by Quilmes Industrial (Quinsa) Societe

Anonyme with the SEC pursuant to Sections 13(a) and 15(d) of the Exchange Act.

          "Release" means any spill, emission, leaking, pumping, injection,

deposit, disposal, discharge, dispersal, leaching, dumping, pouring, emanation or migration of any Hazardous Material in, into, onto, or through the environment or within any building, structure, facility or fixture.

          "SEC" means the United States Securities and Exchange Commission.

          "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person or by another subsidiary of such first person, it being agreed that, notwithstanding the foregoing, that none of the persons set forth in

Schedule 9.05 shall be deemed subsidiaries of Interbrew, Mergeco, Labatt or any of their respective direct or indirect subsidiaries to the extent set forth.

          "Tax" or "Taxes" means all Federal, provincial, local, municipal,

foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate, franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll,

employment, excise, premium, property, customs, net worth, capital gains,

transfer, stamp, documentary, social security, environmental, alternative minimum, occupation, recapture, territorial, goods and services, harmonized sales, capital, employer health taxes, health taxes, social services taxes,

education taxes, all employment insurance, health insurance, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping taxes, all license, franchise and registration fees, and other taxes, and including all interest, penalties and additions imposed with respect to such amounts, and all amounts payable pursuant to any agreement or arrangement with respect to Taxes.

          "Taxing Authority" means any domestic, foreign, federal, national,

provincial, county or municipal or other local government, any subdivision,

agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

          "Tax Return" or "Tax Returns" means all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of the foregoing, filed or to be

                                                                            62

filed with any Taxing Authority in connection with the determination,

assessment, collection or administration of any Taxes.

          "Technology" means all trade secrets, confidential information,

inventions, know-how, formulae, processes, procedures, research records,

records of inventions, test information, market surveys and marketing know-how.

          "U.S. GAAP" means the generally accepted accounting principles of the United States of America.

          The following terms are defined in the Section set forth opposite the term:

                  Terms                                           Section

                  -----                                           -------

                  Agreement                                       preamble

                  AmBev                                           preamble

                  AmBev Bid                                       5.03(b)

                  AmBev Common Shares                             1.01(a)(ii)

                  AmBev Preferred Shares                          1.01(a)(ii)

                  AmBev Capital Stock                             2.02

                  AmBev Indemnitees                               8.01(a)

                  AmBev Losses                                    8.01(a)

                  AmBev Representatives                           5.03(b)

                  AmBev SEC Documents                             2.09(a)

                  AmBev SEC Financial Statements                  2.09(b)

                  AmBev Shares                                    1.01(a)(ii)

                  AmBev Third Party Claim                         8.04(a)

                  AmBev 2003 Financial Statements                 2.09(b)

                  Antitrust Authorities                           5.06(b)

                  Antitrust Laws                                  2.05

                  Applicable Law                                  2.04

                  ARC                                             6.03(f)(A)

                  Beneficiaries                                   4.15(a)

                  Benefit Plans                                   4.15(a)

                  Brazilian GAAP                                  2.09(b)

                  Brazilian Central Bank Approval                 1.01(b)(viii)

                  Brazil Merger Documentation                     1.01(b)(i)

                  Burdensome Condition                            6.04

                  Canadian Competition Act                        6.01(f)

                  Canadian Competition Act Approval               6.01(f)

                  CBB                                             1.04(b)(i)

                  Canadian GAAP                                   4.06(a)

                  Cerbuco                                         4.06(f)

                  Closing                                         1.03

                  Closing Date                                    1.03

                  Commissioner                                    6.01(f)

                  Confidentiality Agreement                       5.05(a)

                                                                            63

                  Terms                                           Section

                  -----                                           -------

                  Consent                                         2.05

                  Contract                                        2.04

                  Contribution and Subscription Agreement         preamble

                  CVM                                             1.01(b)(vi)

                  Economic Valuation Report                       1.01(b)(iii)

                  Effective Time                                  1.01(a)(ii)

                  ELH                                             4.06(d)

                  Employee Benefits Liability                     4.15(m)

                  Femsa Cerveza Exclusion                         1.05(a)

                  Femsa Cerveza Price                             1.05(a)

                  Femsa Cerveza Promissory Note                   5.11

                  Femsa Party                                     1.05(a)

                  First Extraordinary Shareholders Meeting        1.01(b)(iv)

                  Governmental Entity                             2.05

                  ICC                                             9.09

                  IIBV                                            1.01(b)(ii)

                  Incorporacao                                    1.01(a)

                  Interbrew                                       preamble

                  Interbrew Indemnitees                           8.05(a)

                  Interbrew Losses                                8.05(a)

                  Interbrew Representatives                       5.03(a)

                  Interbrew Third Party Claim                     8.08(a)

                  Issima                                          4.06(f)

                  Judgment                                        2.04

                  Labatt                                          preamble

                  Labatt Capital Stock                            4.02(a)

                  Labatt Contracts                                4.10(b)

                  Labatt Financial Statements                     4.06(a)

                  Labatt Holdco Capital Stock                     3.02(b)

                  Labatt Holdco Shares                            3.02(d)

                  Labatt Intellectual Property                    4.09

                  Labatt Leased Property                          4.08

                  Labatt Owned Property                           4.08

                  Labatt Permits                                  4.11(a)

                  Labatt Property                                 4.08

                  Labatt Shares                                   3.02(c)

                  Labatt Subsidiaries                             4.01(a)

                  Labatt Technology                               4.09

                  Labatt USA Promissory Note                      5.11

                  Labatt USA Restructuring                        1.05(a)

                  Labatt Welfare Plan                             4.15(g)

                  Letter Agreement                                5.11

                  Liens                                           2.04

                  Mergeco                                         Preamble

                  Mergeco Capital Stock                           3.02(a)

                                                                            64

                  Terms                                           Section

                  -----                                           -------

                  Mergeco Shares                                  1.01(b)(ii)

                  Net Debt                                        5.12

                  Net Worth Appraisal                             1.01(b)(iii)

                  Operative Agreements                            2.03

                  Other Labatt Bid                                5.03(a)

                  Participants                                    4.15(a)

                  Proceeding                                      4.11(a)

                  Pro Forma Balance Sheet                         4.06(f)

                  Pro Forma Income Statement                      4.06(f)

                  Promissory Notes                                5.11

                  Proposta                                        1.01(b)(i)

                  Protocol of Incorporacao                        1.01(b)(i)

                  Reference Date                                  1.01(a)(ii)

                  Remaining Share                                 3.02(d)

                  Restructuring                                   1.02(a)

                  Restructuring Plan                              1.02(a)

                  Rights                                          2.02

                  Second Extraordinary Shareholders Meeting       1.04(a)(i)

                  Securities Act                                  2.07

                  Transfer                                        5.10

                  Transactions                                    2.03

                  Voting AmBev Debt                               2.02

                  Voting Labatt Debt                              4.02(a)

                  Voting Labatt Holdco Debt                       3.02(b)

                  Voting Mergeco Debt                             3.02(a)

          SECTION 9.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. An executed counterpart of this Agreement delivered by fax or other means of electronic transmission shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart.

          SECTION 9.07. Entire Agreement. This Agreement and the Operative

Agreements contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Operative Agreements.

          SECTION 9.08. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not

                                                                            65

affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

          SECTION 9.09. Arbitration.

          (a) All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International

Chamber of Commerce (the "ICC"). Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          (b) The number of arbitrators shall be three, one appointed by the plaintiff party or parties, one by the respondent party or parties and a chairman appointed jointly by the first two arbitrators. In the event that, in multiple party proceedings, the plaintiff parties or the respondent parties are not able to reach consensus on the appointment of their arbitrator, such

(and only such) arbitrator shall be appointed by the International Chamber of

Commerce (Article 10, paragraph 2, ICC Rules, Edition 1998).

          (c) Any party to the dispute submitted to arbitration in connection with this Agreement may assert a cross-claim against any other party to the dispute based on any breach of this Agreement, the Contribution and

Subscription Agreement, the LST Lock-Up Agreement or the EPS Lock-Up

Agreement. Any party to the dispute shall have access to all documents filed by any other party.

          (d) Any party to the dispute submitted to arbitration may request that any party to the Contribution and Subscription Agreement, the LST Lock-Up

Agreement or the EPS Lock-Up Agreement which was not initially named as a party to the proceedings be joined as a party to the proceedings, provided that the basis asserted for such joinder is substantially related to the subject matter of the dispute in arbitration. Any party to the abovementioned agreements which is not involved in the proceeding may request to join the existing proceeding, provided that the basis asserted for such intervention is substantially related to the subject matter of the dispute in arbitration. The parties to those abovementioned agreements have agreed to these procedures.

Any joined or intervening party shall be bound by any award rendered by the arbitral tribunal even if it chooses not to participate in the arbitral proceedings.

          (e) The parties agree that the ICC Court of Arbitration shall fix separate advances on costs in respect of each claim, counterclaim or cross-claim.

          (f) The parties agree that if a dispute raises issues which are the same as or substantially connected with issues raised in a related dispute arising in connection with this contract or the Contribution and Subscription

Agreement or the LST Lock-Up Agreement or the EPS Lock-Up Agreement, such dispute and such related dispute shall be finally settled by the first appointed arbitral tribunal, provided a joinder of proceedings is requested by at least one party to any of the disputes.

          (g) The place of arbitration shall be Paris, France. The language of the arbitration shall be English.

                                                                            66

          (h) The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages,

and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

          (i) Any party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Any party may apply to any court having jurisdiction hereof to seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

          SECTION 9.10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York,

provided, however, that the Incorporacao and any corporate action required to complete the Incorporacao as contemplated by this Agreement shall be governed by the laws of the Federative Republic of Brazil.

                                                                            67

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                    COMPANHIA DE BEBIDAS DAS AMERICAS - AMBEV

                                    by

                                    /s/ Claudio Braz Ferro

                                    --------------------------------------------

                                    Name:  Claudio Braz Ferro

                                    Title:  Industrial Officer

                                    by

                                    /s/ Jose Adilson Miguel

                                    --------------------------------------------

                                    Name:  Jose Adilson Miguel

                                    Title:  Resales Officer

WITNESSES:

/s/ Karine de Toledo Pereira

---------------------------------

Name:  Karine de Toledo Pereira

R.G.:  18984698-7

CPF:  287.037.138-14

/s/ Celia Regina Baldo Correa

---------------------------------

Name:  Celia Regina Baldo Correa

R.G.:  7350876

CPF:  130.469.398-84

                                                                            68

                                            INTERBREW S.A.,

                                            by

                                            /s/ John F. Brock

                                            ------------------------------------

                                            Name:  John F. Brock

                                            Title:  Director

                                            by

                                            /s/ Francois Jaclot

                                            ------------------------------------

                                            Name:  Francois Jaclot

                                            Title:  Chief Financial Officer

WITNESSES:

/s/ Jean Louis Van de Perre

---------------------------------

Name:  Jean Louis Van de Perre

ID Card: 161 0029528 54

/s/ Catherine Noirfalisse

---------------------------------

Name:  Catherine Noirfalisse

ID Card:  161 0019803 29

                                                                            69

                                            LABATT BREWING CANADA HOLDING LTD.,

                                            by

                                            /s/ John F. Brock

                                            ------------------------------------

                                            Name:  John F. Brock

                                            Title:  Director

                                            by

                                            /s/ Francois Jaclot

                                            ------------------------------------

                                            Name:  Francois Jaclot

                                            Title:  Authorized Representative

WITNESSES:

/s/ Jean Louis Van de Perre

---------------------------------

Name:  Jean Louis Van de Perre

ID Card: 161 0029528 54

/s/ Catherine Noirfalisse

---------------------------------

Name:  Catherine Noirfalisse

ID Card:  161 0019803 29

                                                                            70

                                            LABATT BREWING COMPANY LIMITED,

                                            by

                                            /s/ Bryan Glinton

                                            ------------------------------------

                                            Welwyn Limited, Director

                                            Name:  Bryan Glinton

                                            Its:  Vice President

                                            by

                                            /s/ Bryan Glinton

                                            ------------------------------------

                                            Rosencrantz Limited

                                            Name:  Bryan Glinton

                                            Its:  Vice President

WITNESSES:

/s/ Michelle E. Neville-Clarke

---------------------------------

Name:  Michelle E. Neville-Clarke

Driver License I.D.:  46422

/s/ Antonia Smith

---------------------------------

Name:  /s/ Antonia Smith

Driver License I.D.:  45352

</TEXT>

</DOCUMENT>